   As filed with the Securities and Exchange Commission on March 3, 2000
                                                   Registration No. 333-________

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ------------------

                                  FORM SB-2

                           REGISTRATION STATEMENT

                                     UNDER

                         THE SECURITIES ACT OF 1933

                              ------------------

                        KANAKARIS COMMUNICATIONS, INC.
                 -----------------------------------------------------
                 (Name of Small Business Issuer in its charter)

     Nevada                               3714                    86-0888532
----------------------------  ---------------------------    ------------------
(State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)     Classification No.)            Code Number)

                               ------------------

                        3303 HARBOR BOULEVARD, SUITE F-3
                            COSTA MESA, CA 92626
                                (714) 444-0560
         ------------------------------------------------------------------
         (Address and telephone number of Registrant's principal executive offices and principal place of business)

                               ------------------

                                 Alex Kanakaris
                     President and Chief Executive Officer
                         Kanakaris Communications, Inc.
                        3303 Harbor Boulevard, Suite F-3
                              Costa Mesa, CA 92629
                                 (714) 444-0560
            ----------------------------------------------------------
            (Name, address, and telephone number of agent for service)

                                   Copies to:
                             Larry A. Cerutti, Esq.
                          Cristy Lomenzo Parker, Esq.
                              Rutan & Tucker, LLP
                        611 Anton Boulevard, 14th Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                               ------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

                               ------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            Proposed Maximum      Proposed Maximum      Amount of
  Title of Each Class of                Amount to            Offering Price          Aggregate         Registration
Securities to be Registered         be Registered (1)           per Unit           Offering Price (2)       Fee
--------------------------------------------------------------------------------------------------------------------
Common stock                         2,568,046                $1.47                $3,775,028            $996.61

====================================================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of determining the registration fee. Calculated pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the bid and asked price per share as reported for such securities by the NASD's OTC Bulletin Board on February 28, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

                      SUBJECT TO COMPLETION, MARCH 3, 2000

PROSPECTUS

                          Kanakaris Communications, Inc.

                        2,568,046 Shares of Common Stock



         The 2,568,046 shares of our company's common stock, $.001 par value, offered hereby are being offered by certain of our security holders. Our common stock trades on the NASD's OTC Bulletin Board under the symbol "KKRS".

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                              , 2000

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider the following factors carefully before deciding to purchase any shares of our common stock.

WE HAVE INCURRED OPERATING LOSSES, EXPECT CONTINUED LOSSES AND MAY NOT ACHIEVE PROFITABILITY. IF WE CONTINUE TO LOSE MONEY, WE MAY HAVE TO CURTAIL OUR OPERATIONS.

         We have not been profitable and we may continue to lose money for the foreseeable future. Historically, we have incurred losses and experienced negative cash flow. As of December 31, 1999, we had an accumulated deficit of $10,080,624. We may continue to incur losses and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from operating and expanding our business, especially our Internet-based business.

WE MAY NEED AND BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS, WHICH COULD DILUTE OUR SHAREHOLDERS OR IMPOSE BURDENSOME FINANCIAL RESTRICTIONS ON OUR BUSINESS

         Historically, we have relied upon cash from financing activities and revenues generated from operations to fund all of the cash requirements of our company's activities. We have not been able to generate any cash from our operating activities in the past and cannot assure you that we will be able to do so in the future. As a result, we have entered into an agreement with the selling security holders pursuant to which the selling security holders will purchase debentures in the aggregate principal amount of $1,000,000 and will receive warrants to purchase an aggregate of 300,000 shares of common stock within 30 days following the date of this prospectus if certain conditions relating to the market price of our common stock are met. In addition, we may require additional financing. This may not be available on a timely basis, in sufficient amounts or on terms acceptable to us. This financing may also dilute existing shareholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations.

OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR BUSINESS

         Our strategy envisions a period of rapid growth that may put a strain on our administrative and operational resources. While we believe that we have established an infrastructure to support growth, our ability to effectively manage growth will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified engineers, technicians, salespersons and other personnel. There can be no assurance that we will be able to do so. If we are unable to successfully manage our growth, our business, prospects, financial condition and results of operations could be adversely affected.

OUR STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN LITIGATION AGAINST US

         There is currently an extremely limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "KKRS." There can be no assurance that any regular trading market for our common stock will develop or, if developed, will be sustained. The trading prices of our common stock could be subject to wide fluctuations in response to:

         o   quarter-to-quarter variations in our operating results;
         o   material announcements of technological innovations;
         o   price reductions;
         o significant customer orders or establishment of strategic partnerships by us or our competitors or providers of alternative products;
         o   general conditions in the Internet and e-commerce industries; or
         o   other events or factors, many of which are beyond our control.

         In addition, the stock market as a whole and individual stocks have experienced extreme price and volume fluctuations, which have often been unrelated to the performance of the related corporations. Our operating results in future quarters may be below the expectations of market makers, securities analysts and investors. In any such event, the price of our common stock will likely decline, perhaps substantially. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that such litigation will not occur in the future with respect to our company. Such litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Any adverse determination in such litigation could also subject us to substantial liabilities.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

WE RELY HEAVILY ON OUR KEY EMPLOYEES, AND THE LOSS OF THEIR SERVICES COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS

         Our success is highly dependent upon the continued services of key members of our management, including our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, and our Vice Chairman of the Board, Secretary and Desience Division President, Branch Lotspeich. The loss of either of Mr. Kanakaris or Mr. Lotspeich could have a material adverse effect on our company. We are the sole beneficiary of a term life insurance policy in the face amount of eight million dollars covering Mr. Kanakaris. We have not entered into any employment agreement with Mr. Kanakaris, Mr. Lotspeich or any other officer of our company.

ALTHOUGH INTERNET COMMERCE HAS YET TO ATTRACT SIGNIFICANT REGULATION, GOVERNMENT REGULATION MAY RESULT IN FINES, PENALTIES, TAXES OR OTHER COSTS THAT MAY REDUCE OUR FUTURE EARNINGS

         Our Internet and e-commerce businesses currently are not directly regulated by any governmental agency, other than through regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering, among other things, the following issues:

         o     taxation of consumer transactions;
         o     advertising;
         o     user privacy;
         o     unsolicited marketing;
         o     pricing;
         o     quality of products and services;
         o     intellectual property;
         o     information security; and
         o     anti-competitive practices.

         The adoption of laws or regulations covering these issues may decrease the growth of Internet commerce. Such laws could decrease the demand for our products and services, increase our cost of doing business, or otherwise have an adverse effect on our business, operating results or financial condition.

         Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership, libel and personal privacy is uncertain. If these existing laws were to be applied to the Internet, our business may be harmed.

         Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise have a material adverse effect on our business, results of operations and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

WE MAY UNINTENTIONALLY INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS, WHICH MAY RESULT IN COSTLY LITIGATION AND LOSS OF THE RIGHT TO USE SUCH PROPRIETARY RIGHTS

         We may be subject to claims alleging that we have infringed upon third party proprietary rights which may result in significant damages. We generally obtain representations as to the origin and ownership of all licensed technology and content; however, this may not adequately protect us. Any infringement actions, with or without merit, could subject us to costly litigation and the diversion of our technical and management personnel.

WE MAY BE HURT BY SYSTEM INTERRUPTIONS IF OUR PRIMARY SERVERS ARE LOCATED AT A SINGLE PRINCIPAL LOCATION. IF COMMUNICATIONS TO THAT LOCATION WERE INTERRUPTED, OUR OPERATIONS COULD BE NEGATIVELY IMPACTED

         Our movies and general KKRS.Net web site are hosted on a server owned and operated by a third party in Rancho Santa Margarita, California. Our NetBooks.com web site presently is hosted on a server owned and operated by Earthlink but may in the future be hosted on the third-party server in Rancho Santa Margarita, California. Although offsite backup servers are maintained by our hosts, all of our primary servers are vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins and other events beyond our control. We have, from time to time, experienced periodic systems interruptions and anticipate that these interruptions will occur in the future. If we experience significant system disruptions, our business, results of operations and financial condition would be materially adversely affected. We do not currently maintain business interruption insurance.

OUR COMPUTER INFRASTRUCTURE MAY SUFFER SECURITY BREACHES. ANY SUCH BREACHES COULD JEOPARDIZE CONFIDENTIAL INFORMATION TRANSMITTED OVER THE INTERNET, CAUSE INTERRUPTIONS IN OUR OPERATIONS OR CAUSE US TO HAVE LIABILITY TO THIRD PARTIES

         We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A party who is able to circumvent our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users could also inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. To the extent that our activities involve the storage and transmission of proprietary information, including personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our insurance does not currently protect us against these losses. Any security breach would have a material adverse effect on our business, results of operations and financial condition.


                           FORWARD-LOOKING STATEMENTS

         Some of the information contained in this prospectus contains forward-looking statements. These forward-looking statements include, but are not limited to, statements about our industry, plans, objectives, expectations, intentions and assumptions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered hereby by the selling security holders.


                         PRICE RANGE OF OUR COMMON STOCK

         Our common stock commenced trading on the OTC Bulletin Board under the symbol "KANA" on November 26, 1997. On August 2, 1999 we changed our symbol to "KKRS."

         The following table shows the high and low closing bid prices of our common stock for the periods presented. The quotations shown below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

                                                           High        Low
                                                           ----        ---
Year Ended September 30, 1998:

     First Quarter.........................................$3.625      $3.50
     Second Quarter........................................ 4.00        1.375
     Third Quarter......................................... 3.25         .40625
     Fourth Quarter........................................  .40625      .035

Year Ended September 30, 1999:

     First Quarter.........................................$ .25       $ .03
     Second Quarter........................................ 2.25         .17
     Third Quarter......................................... 2.96875     1.09375
     Fourth Quarter........................................ 1.46875      .71875

Quarter Ended December 31, 1999:...........................$ .9375     $ .52

         The closing price of our common stock on March 2, 2000 was $1.625.

         At March 3, 2000, there were approximately 256 shareholders of record of our common stock. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

                                 DIVIDEND POLICY

         We have never paid any dividends on our common stock and do not anticipate declaring or paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, to reinvest in our business. We expect that covenants in our future financing agreements will prohibit or limit our ability to declare or pay cash dividends.

                                 CAPITALIZATION

         The following table sets forth our cash position and capitalization as of December 31, 1999. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                  December 31, 1999
                                                                   -------------
Cash and cash equivalents......................................... $    141,572
                                                                   =============
Long-term debt....................................................       46,526
                                                                   =============
Stockholders' equity:
     Preferred stock, $.01 par value; authorized 5,000,000 shares;
       Class A Convertible Preferred Stock; issued and outstanding
          1,000,000 shares........................................       10,000
     Common stock; $.001 par value; authorized 100,000,000
       shares; issued and outstanding 27,520,050 shares(1)........       27,520
     Additional paid-in capital...................................    9,003,584
     Treasury stock...............................................     (201,920)
     Stock subscriptions..........................................       (1,260)
     Accumulated deficit..........................................  (10,080,424)
                                                                   -------------
       Total stockholders' deficiency.............................   (1,242,500)
                                                                   -------------
Total capitalization.............................................. $ (1,054,402)
                                                                   =============

-------------------

(1) Excludes 5,150,000 shares of common stock issuable pursuant to the exercise of stock options outstanding as of December 31, 1999, at a weighted average exercise price of $.55 per share, all of which were exercisable on December 31, 1999. Also excludes 1,783,334 shares of common stock issuable pursuant to the conversion of convertible debentures outstanding as of December 31, 1999, all of which were convertible on December 31, 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes and other financial information included elsewhere in this prospectus. The consolidated statements of operations data for the fiscal years ended September 30, 1999 and 1998 and the period from February 25, 1997 (inception) to September 30, 1997, and the consolidated balance sheets data as of September 30, 1999, 1998 and 1997, are derived from our consolidated financial statements which have been audited by Weinberg & Company, P.A. and are included in this prospectus. The selected data presented below for the three month periods ended December 31, 1998 and 1999 are derived from the unaudited statements of our company included elsewhere in this prospectus. Historical results are not necessarily indicative of future results.

                                          FEBRUARY 25, 1997       FISCAL YEAR ENDED              THREE MONTHS ENDED
                                            (INCEPTION) TO           SEPTEMBER 30,                   DECEMBER 31,
                                            SEPTEMBER 30,   -------------   -------------   -----------------------------
                                                1997             1998           1999             1998            1999
                                            -------------   -------------   -------------   -------------   -------------
CONSOLIDATED STATEMENTS OF OPERATIONS
 DATA:
Net sales................................   $      8,475    $    919,905    $    968,758    $    227,255    $     93,588
Cost of sales............................           -            481,349         661,707         124,988          67,830
                                            -------------   -------------   -------------   -------------   -------------
     Gross profit........................          8,475         438,556         307,051         102,267          25,758
Operating expenses:
     Marketing and advertising...........         14,717          98,110         822,306             701         211,175
     Provision for bad debt..............           -            300,000           1,000            -               -
     General and administrative..........        764,774       4,105,320       2,849,944         182,146       1,533,188
                                            -------------   -------------   -------------   -------------   -------------
       Total operating expenses..........        779,491       4,503,430       3,673,250         182,847       1,744,363
                                            -------------   -------------   -------------   -------------   -------------
       Operating loss....................       (771,016)     (4,064,874)     (3,366,199)        (80,580)     (1,718,605)
Other expense (income) net...............         (5,135)          8,475        (175,661)          3,004           2,321
                                            -------------   -------------   -------------   -------------   -------------
       Net loss..........................   $   (765,881)   $ (4,056,399)   $ (3,541,860)   $    (77,576)   $ (1,716,284)
                                            =============   =============   =============   =============   =============
       Net loss attributable to
         common shares...................   $   (765,881)   $ (4,056,399)   $ (3,541,860)   $    (77,576)   $ (1,716,284)
                                            =============   =============   =============   =============   =============

Basic and diluted net loss per
 common share............................   $     (.2733)   $     (.2813)   $       (.15)   $     (.0040)   $     (.0640)
                                            =============   =============   =============   =============   =============

Weighted average common
 shares used in determining
 net loss per share......................      2,802,154      14,419,873      22,945,540      19,080,612      26,811,483
                                            =============   =============   =============   =============   =============

                                                                            AT SEPTEMBER 30,            DECEMBER 31,
                                                                  ------------------------------------  ------------
                                                                  1997           1998          1999          1999
                                                                  ----           ----          ----          ----

CONSOLIDATED BALANCE SHEETS DATA:
     Cash and cash equivalents................................ $  53,804      $    5,415   $   155,063   $   141,572
     Working capital (deficiency).............................    79,326        (411,984)   (1,189,834)   (1,696,627)
     Total assets.............................................   309,763         787,970     1,000,303       792,582
     Long-term debt...........................................      -             20,753          -           46,526
     Total stockholders' equity (deficiency)..................   290,990         160,421      (623,616)   (1,242,500)


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

OVERVIEW

         We are an Internet-based provider of online delivery of films and books. Our Internet web site, www.KKRS.Net, is the portal to all of the proprietary content and web sites of our company. Our films are accessible by Internet users at access rates from 56K to broadband. We have over 250 on-demand movies available with full-screen scalability and television quality. We have over 300 books online available. The books feature re-sizable type, the ability to turn pages without scrolling and the ability to search by word or phrase. In addition, currently we offer other content at www.KKRS.Net, including co-branded auctions, classified ads and personal ads.

         In addition to our Internet and e-commerce businesses, we design, manufacture and install ergonomic data control console systems for high-end computer command centers used by governmental agencies and Fortune 500 and other companies. Our customers include NASA, the Federal Bureau of Investigation, the United States Navy, Bank of America, Mitsubishi and many others.

         Our company is a Nevada corporation that was incorporated on November 1, 1991 and is the sole shareholder of Kanakaris InternetWorks, Inc. Kanakaris InternetWorks, Inc. is the sole shareholder of Desience Corporation. Our common stock is currently traded on the OTC Bulletin Board under the ticker symbol "KKRS."

         To date, substantially all of our revenues have been derived through sales of our data control console systems. Our current business strategy includes expansion of our data control console business and a significant emphasis upon developing and expanding our Internet and e-commerce businesses. In that regard, we anticipate deriving revenue from, among other sources:

         o rental and sales of online, downloaded and print books and other written materials;
         o   movie subscription and pay-per-view fees;
         o   classified and personal ad advertising fees;
         o fees based on the value of items auctioned through our Internet Lifestyle Network; and
         o   sales of downloadable music.

         We expect to continue to place significant emphasis upon the further development and expansion of our Internet and e-commerce businesses. We expect to increase our sales and marketing expenses in the near term. We intend to increase our marketing efforts substantially in order to develop awareness and brand loyalty for our Internet-based products and services and to generate revenues from those who visit our Internet sites. These marketing efforts will require a considerable effort on our part.

         We also intend to continue to invest in the development of new products and services, complete the development of our products and services currently under development and expand our network.

         We have incurred significant losses since our inception. As of December 31, 1999, we had an accumulated deficit of $10,080,424. We expect to incur substantial operating losses for the foreseeable future. Our results of operations have been and may continue to be subject to significant fluctuations. The results for a particular period may vary due to a number of factors, many of which are beyond our control, including:

         o the timing and nature of revenues from our Internet and e-commerce businesses and data control console product sales that are recognized during any particular quarter;
         o the impact of price competition on our average prices for our products and services;
         o market acceptance of new product or service introductions by us or our competitors;
         o   the timing of expenditures in anticipation of future sales;
         o   product returns;
         o   the financial health of our customers;
         o the overall state of the Internet and e-commerce industries and the data control console industries; and
         o   economic conditions generally.

         Any of these factors could cause operating results to vary significantly from prior periods and period-to-period. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance. Fluctuations in our operating results could cause the price of our common stock to fluctuate substantially.

RESULTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998

         Net sales decreased $133,667 or 58.8%, from $227,255 for the three months ended December 31, 1998 to $93,588 for the three months ended December 31, 1999. This decrease in total sales was primarily due to a decrease in sales of our OPCON Module System which the Company believes to be a result of normal fluctuations in the timing of orders for the Company's products. The portion of net sales derived from our e-commerce businesses decreased $24,828 or 98.9%, from $25,106 for the three months ended September 30, 1998 to $278 for the three months ended December 31, 1999 due to a shift in our focus from establishing web sites to providing downloadable content. The portion of net sales derived from the sales of our data control console systems decreased $108,839 or 53.8%, from $202,149 for the three months ended December 31, 1998 to $93,310 for the three months ended December 31, 1999.

         Gross profit decreased $76,509 or 74.8%, from $102,267 for the year ended December 31, 1998 to $25,758 for the three months ended December 31, 1999. The decrease in gross profit and corresponding decrease in gross margin from 45.0% to 27.5% was primarily due to the purchase of intangible movie rights for use on our web sites.

         Total operating expenses increased $1,561,516 from $182,847 for the three months ended December 31, 1998 to $1,744,363 for the three months ended September 30, 1999. This increase in total operating expenses was primarily due to a significant increase in our consulting fees from $11,000 for the three months ended December 31, 1998 to $1,065,480 for the three months ended December 31, 1999 and an increase in marketing and investment costs and professional fees from $25,201 for the three months ended December 31, 1998 to $427,888 for the three months ended December 31, 1999.

FISCAL YEARS ENDED SEPTEMBER 30, 1999 AND 1998

         Net sales increased $48,853 or 5.3%, from $919,905 for the year ended September 30, 1998 to $968,758 for the year ended September 30, 1999. This slight increase in total sales was primarily due to an increase in sales of our OPCON Module System. The portion of net sales derived from our e-commerce businesses decreased $58,621 or 65.3%, from $89,783 for the year ended September 30, 1998 to $31,162 for the year ended September 30, 1999 primarily due to a shift in our focus from establishing web sites to providing downloadable content. The portion of net sales derived from the sales of our data control console systems increased $107,474 or 13.0%, from $830,122 for the year ended September 30, 1998 to $937,596 for the year ended September 30, 1999.

         Gross profit decreased $131,505 or 30.0%, from $438,556 for the year ended September 30, 1998 to $307,051 for the year ended September 30, 1999. The decrease in gross profit and corresponding decrease in gross margin from 47.7% to 31.7% was primarily due to the purchase of intangible movie and book rights for use on our web sites. During the fourth quarter of the year ended September 30, 1999, we generated net sales of $196,591. Because our cost of sales was $204,455 during that period, we incurred a negative gross profit of $7,864. This negative gross profit was primarily due to a significant increase in web hosting and design costs relating to our NetBooks.com and NetMovieMania.com web sites without a commensurate increase in our net sales.

         Total operating expenses decreased $830,180, or 18.4%, from $4,503,430 for the year ended September 30, 1998 to $3,673,250 for the year ended September 30, 1999. This decrease in total operating expenses was primarily due to a significant decrease in our consulting fees from $3,241,466 for the year ended September 30, 1998 to $1,339,287 for the year ended September 30, 1999. This decrease in consulting fees was primarily due to the use of stock for payment of these costs at a lower stock value.

         Other expense was $175,661 for the year ended September 30, 1999, as compared with other income of $8,475 for the year ended September 30, 1998. The resultant other expense was primarily due to an increase in interest and financing expense from $0 for the year ended September 30, 1998 to $208,641 for the year ended September 30, 1999.

         Total net loss decreased $514,539 or 12.7%, from $4,056,399 for the year ended September 30, 1998 to $3,541,860 for the year ended September 30, 1999. For the year ended September 30, 1998, our e-commerce businesses experienced a net loss of $4,004,486 as compared with a net loss of $3,692,570 for the year ended September 30, 1999. For the year ended September 30, 1998, our data control console business experienced a net loss of $51,913 as compared with a net profit of $150,710 for the year ended September 30, 1999. During the fourth quarter of the year ended September 30, 1999, we incurred a net loss of $1,376,387 primarily due to an increase in marketing costs related to promoting our company and its products and services, an increase in interest expense related to our newly issued debentures, an increase in professional fees related to the preparation of this prospectus and an increase in consulting fees.

YEAR ENDED SEPTEMBER 30, 1998 AND PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997

         Net sales were $919,905 and $8,475 for the year ended September 30, 1998 and the period from inception to September 30, 1997, respectively. This significant increase in net sales was due to the acquisition of Desience Corporation during fiscal 1998 and the inclusion of Desience Corporation's net sales in fiscal 1998.

         Gross profit increased $430,081 from $8,475 for the period from inception to September 30, 1997 to $438,556 for the year ended September 30, 1998. This increase was due to the acquisition of Desience Corporation during fiscal 1998 and the inclusion of Desience Corporation's net sales for fiscal 1998.

         Total operating expenses increased $3,723,939 from $779,491 to $4,503,430 partially due to the acquisition of Desience Corporation during fiscal 1998 and the inclusion of Desience Corporation's operating expenses for fiscal 1998. During fiscal 1998, our consulting fees were $3,241,466 as compared with $453,841 for the period from inception to September 30, 1997. This increase in consulting fees was due to recording the stock issued for consulting services as an expense using the fair value of the stock as of the date of issue, which value was significantly higher in 1998 than in 1997.

LIQUIDITY AND CAPITAL RESOURCES

         From February 25, 1997 through December 31, 1999, we funded our operations primarily from equity investments through private placements of our securities, including our convertible debentures, proceeds from our line of credit and revenue generated from our operations.

         As of December 31, 1999, we had a negative working capital of $1,696,627 and an accumulated deficit of $10,080,424. As of that date, we had $141,572 in cash and cash equivalents and $46,428 in accounts receivable. We also had obligations under our debentures in the amount of $957,500.

         Cash used in our operating activities totaled $506,079 for the three months ended December 31, 1999 as compared to $40,908 for the three months ended December 31, 1998. Cash provided by our investing activities totaled $52,088 for the three months ended December 31, 1999 as compared to no cash provided by our investing activities for the three months ended December 31, 1998.

         Cash provided by our financing activities was $440,500 for the three months ended December 31, 1999. $337,500 of that amount was raised through the issuance of our debentures. Cash provided by our financing activities was $57,125 for the three months ended December 31, 1998.

         On February 25, 1999, we obtained a $5,000,000 revolving line of credit from Alliance Equities. On April 7, 1999, this line of credit was increased to $7,000,000. The February 25, 1999 agreement memorializing our arrangement with Alliance Equities provides that a definitive agreement is to be negotiated within seven days of that date. Prior to December 10, 1999, the parties had not finalized a definitive agreement and had operated under the February 25, 1999 agreement as amended by the April 7, 1999 amendment. On December 10, 1999, the parties executed a definitive agreement relating to the revolving line of credit. The agreement provides that our company may draw up to $500,000 per month on the line of credit, up to a maximum aggregate borrowing of $7,000,000. Interest accrues at the rate of 10% per annum, with unpaid principal and accrued interest due at maturity on December 10, 2001, unless the line of credit is terminated earlier by mutual agreement of the parties upon 30 days' prior written notice, is prepaid by us or is converted into shares of our common stock by us, by the lender or automatically upon the happening of certain events.

         At any time or times prior to maturity, our company may convert any portion of the unpaid principal balance into shares of our common stock, or the lender may convert up to 50% of the unpaid principal balance, at a conversion price equal to the average market price for our common stock for the 30 days prior to the conversion. The unpaid principal balance of the line of credit is automatically convertible into shares of our common stock if we fail to pay the unpaid principal and interest due at maturity, at a conversion price equal to the average market price for our common stock for the 30 days prior to the conversion. Alternatively, the unpaid principal balance of the line of credit is automatically convertible into shares of our common stock if we close a financing in which the aggregate gross proceeds received by us equal or exceed $7,000,000, in which case a total of 50% of the entire original line of credit amount (which is the aggregate of amounts previously converted at that time plus non-converted amounts equaling a maximum of 50% of the entire original line of credit amount) will be converted at a conversion price equal to the average market price of our common stock as exists thirty days prior to such automatic conversion.

         In January 2000, our convertible debentures that were outstanding as of December 31, 1999 were converted into an aggregate of 1,783,334 shares of our common stock. In addition, during February 2000 we issued $1,000,000 of our 10% Convertible Subordinated Debentures due February 1, 2001. The net proceeds of that offering, after the payment of finder's fees and before the payment of other related expenses, was $870,000.

         We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including our revolving line of credit with Alliance Equities, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. If, however, our capital requirements or cash flow vary materially from our current projections or if unforseen circumstances occur, we may require additional financing sooner than we anticipate. Failure to raise necessary capital could restrict our growth, limit our development of new products and services or hinder our ability to compete.

IMPACT OF YEAR 2000

            We have not experienced any significant problems as a result of the arrival of the Year 2000. Although no significant problems have materialized to date, we will continue to monitor our systems (both IT and non-IT) throughout the Year 2000, including the proper recognition of the leap year.


                                    BUSINESS

COMPANY HISTORY

         Our company is the surviving company in a series of transactions involving Kanakaris InternetWorks, Inc., a Delaware corporation that was incorporated on February 25, 1997, Desience Corporation, a California corporation that was incorporated on April 17, 1984, and Big Tex Enterprises, a Nevada corporation that was incorporated on November 1, 1991. On October 10, 1997, Kanakaris InternetWorks, Inc. purchased all of the outstanding shares of common stock of Desience Corporation in exchange for a royalty payable to the prior sole shareholder of Desience Corporation based upon a percentage of Desience Corporation's gross sales. On November 25, 1997, Big Tex Enterprises purchased all of the outstanding shares of common stock of Kanakaris InternetWorks, Inc. in exchange for 3,000,000 shares of our common stock owned by Nelson Vasquez, the then president of Big Tex Enterprises, 3,000,000 newly issued shares of our common stock and 1,000,000 newly issued shares of our preferred stock. On November 26, 1997, Big Tex Enterprises changed its name from Big Tex Enterprises to Kanakaris Communications, Inc. Consequently, our company is a Nevada corporation that was incorporated on November 1, 1991 and is the sole shareholder of Kanakaris InternetWorks, Inc., and Kanakaris InternetWorks, Inc. is the sole shareholder of Desience Corporation. Our common stock currently is traded on the OTC Bulletin Board under the ticker symbol "KKRS."

COMPANY OVERVIEW

         We are an Internet-based provider of online delivery of films and books. Our Internet web site, www.KKRS.Net, is the portal to all of the proprietary content and web sites of our company. Our films are accessible by Internet users at access rates from 56K to broadband. We have over 250 on-demand movies available with full-screen scalability and television quality. We have over 300 books online available. The books feature re-sizable type, the ability to turn pages without scrolling and the ability to search by word or phrase. In addition, currently we offer other content at www.KKRS.Net, including co-branded auctions, classified ads and personal ads.

         In addition to our Internet and e-commerce businesses, we design, manufacture and install ergonomic data control console systems for high-end computer command centers used by governmental agencies and Fortune 500 and other companies. Our customers include NASA, the Federal Bureau of Investigation, the United States Navy, Bank of America, Mitsubishi and many others.

         To date, substantially all of our revenues have been derived through sales of our data control console systems. Our current business strategy includes expansion of our data control console business and a significant emphasis upon developing and expanding our Internet and e-commerce businesses.

         We are in the process of further developing and expanding our Internet-related businesses with the goal of deriving revenues from these businesses in the near future. In that regard, we anticipate deriving revenue from, among other sources: rental and sales of online, downloaded and print books and other written materials; movie subscription and pay-per-view fees; classified and personal ad advertising fees; fees based on the value of items auctioned through our Internet Lifestyle Network; and sales of downloadable music.

         We store single digital source files of content on our servers. This single file - which may be a movie, a book or, in the future, music - is duplicated on demand as many times as demand warrants. We deliver our content direct over the Internet, which eliminates traditional remanufacturing, storage and shipping costs. We also design and manufacture computer command centers used by corporations and governmental agencies. We are focused on downloadable Internet content and anticipate that this component of our business will be a major portion of our overall and Internet business.

         Our currently available and planned Internet services are designed to provide the following key benefits to individual consumers and end-users:

         ONLINE MOVIES

         o   No Plug-In Required For Delivery
         o   Works With Any Computer With An Internet Connection
         o   Compatible With Any Browser Or On Any Platform
         o   Pay-Per-View For Individual Movies
         o   Monthly Access To Unlimited Viewing
         o   Full-Screen Viewing Of Movies

         ONLINE BOOKS

         o   Real-time Delivery
         o   Secured Impressions
         o   Direct Delivery
         o   Dynamic Updates

         ONLINE MUSIC (in development)

         o   24-Hour Access To New Artists
         o   Direct Online Purchase Of A Wide Variety Of Music

         Our data control console products are designed to provide the following key benefits to customers:

         o   Maximization of operator efficiency and productivity through ergonomics, focusing on data and immediate accessibility
         o   Operator productivity is increased by providing an environment which reduces visual and physical stress, enhancing the operator's ability to focus attention and facilitating equipment access
         o Maximization of the number of displays per operator in a compact space
         o Flexibility to accommodate growth and change in both hardware and location

INTERNET INDUSTRY BACKGROUND

         The Internet began in the late 1960s as an experiment in the design of robust computer networks. Basically, the Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its use for decades was primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, some individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

         Although there were several factors responsible for the growth of the Internet, the factors that are most often attributed to its success are the advent of HTML, the World Wide Web and Internet browsers. With the expansion in the number of Internet users and web sites, we believe the following two recent phenomena have developed: growth in the amount of commerce that is being transacted over the Internet; and willingness of businesses to spend money to be a part of the Internet.

         Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. International Data Corporation, or IDC, estimates that there were over 51 million web users in the United States and over 97 million worldwide at the end of 1998. IDC projects these numbers to increase to over 135 million web users in the United States and over 319 million worldwide by the end of 2002. Internet-based businesses have emerged to offer a variety of products and services over the Internet. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce. IDC estimates that the value of purchases of goods and services, excluding fund transfers and stock transfers, on the Internet will grow from $32.4 billion worldwide in 1998 to $425.7 billion worldwide in 2002.

DATA CONTROL CONSOLE INDUSTRY BACKGROUND

         The data control console industry focuses on the design, manufacture, and implementation of high-tech furniture systems used to fully integrate computer systems and communications systems in the workplace. Working with IBM, we developed the first modular system for enclosing and organizing the equipment and cabling associated with data and network control centers. The first large installation occurred in 1985. We were the first manufacturer using a standard, modular "system" which could be quickly installed by bolting together without any site construction and could similarly be added to or reconfigured easily with additional parts.

OUR STRATEGY

         Our objective is to be the leader of downloadable content, information and entertainment products and a leading supplier of data control console products. Our goal is to provide the direct delivery of interactive content, including movies, books and music, directly over the Internet to computer devices available in schools, offices, homes and cars on a worldwide around-the-clock basis. To achieve these objectives, we have developed a strategy with the following key elements:

         o EXPAND OUR MOTION PICTURE LIBRARY. Currently we have over 250 movies available for viewing in full-length, full computer screen format on demand through our "virtual theater", which utilizes Microsoft Media 4.0 technology. We intend to expand our motion picture library as funds become available.

         o FINALIZE THE DEVELOPMENT AND IMPLEMENTATION OF OUR MOVIE PARTNER PROGRAM. We intend to finalize the development and implementation of our Movie Partner Program to allow any mainstream web site in the world to host a virtual theater. We plan to attract web sites to participate in our proposed Movie Partner Program by allowing such web sites to join our program free of charge and to share in our revenues generated through their participation in our program.

         o BECOME THE LEADING PROVIDER OF DIRECT-OVER-THE-INTERNET DELIVERY OF BOOKS. We are working toward providing the largest number of copyrighted books available via secure direct-over-the-Internet technology. To accomplish this goal, we are seeking new relationships with publishers and authors.

         o DEVELOP AND CULTIVATE STRATEGIC ALLIANCES. We intend to cultivate our existing strategic alliances with Microsoft Corporation, ION Systems, Inc. and others and to develop new strategic alliances that will aid us in building brand awareness for our Internet and e-commerce web sites and enhancing the products and services we provide.

         o BUILD THE KKRS.NET NAME. We intend to increase our focus on building the KKRS.Net name. As funds become available, we intend to launch a promotional campaign to increase awareness of the KKRS.Net name through, among other things, our strategic alliances, co-branding of others' web sites and traditional media, including print and radio.

         o CAPITALIZE ON FREE SERVICES. We believe that our free services will attract a critical mass of users and educate Internet users, authors and publishers regarding the benefits of our products and services.

         o EXPAND OUR PRODUCTION AND INSTALLATION OF DATA CONTROL CONSOLE PRODUCTS. We intend to generate new and exciting sales materials and aids to enhance our product exposure and to increase our sales force to penetrate deeper into national and international markets.


OUR INTERNET PRODUCTS AND SERVICES

         ONLINE MOVIES

         We operate an online movie site, entitled "NetMovieMania.com," which enables Internet users to download full-length motion pictures with no download time and no plug-in required utilizing Microsoft Windows Media Technology 4.0. NetMovieMania.com is a channel on our KKRS.Net entertainment web portal. We plan to offer pay-per-view movies as well as promotional movies. We have amassed a catalog of over 400 film titles, of which more than 250 are currently available for online distribution. We plan to offer pay-per-view movies as well as sell advertising to our web site. We plan to charge a monthly access fee for those customers who desire unlimited viewing access to a larger portion of our web site. We are in the process of implementing a merchant service system that will enable us to charge and collect access fees to our NetMovieMania.com web site.

         We have developed a Movie Partner Program aimed at attracting web sites to utilize our innovative technology. We intend to allow other web sites to co-brand our virtual theater and receive a commission for subscription and pay-per-view fees generated by visitors from their web sites.

         We plan to introduce our Movie Partner Program during the first quarter of calendar year 2000. We anticipate that our Movie Partner Program will include the following revenue streams:

         o Advertising sales to companies interested in selling products to our viewers

         o Monthly subscription fees for unlimited access to a larger number of online movies

         o Pay-per-view fees for individual viewers at broadband access speeds for selected movies and events

         o Co-branding of our content with other web sites to increase traffic value of ads and the potential numbers of subscribers and pay-per-view customers

         ONLINE BOOKS

         We have a web site called "NetBooks.com" which is integrated within our main web site KKRS.Net and which offers secure online delivery of books using proprietary technology licensed from ION Systems, Inc. Over the past several years, book publishing in the United States has shown a steady increase. As a result, the emerging online bookselling industry is expected to grow from $630 million in 1998 to $3 billion in 2003, according to Forrester Research, Inc., a Cambridge, Massachusetts, research group.

         Currently, online booksellers account for about three percent of the market for books, and industry experts believe that this market share is growing. Microsoft, in an advertisement in Publisher's Weekly in November 1999, stated that by the year 2020, 90% of all book titles will be available electronically.

         Our company's content, which currently is available as movies and books, is downloadable in real-time which means there is not a significant delay in the display of text or images. This allows the consumer to obtain immediate access to the medium of their choice. We believe that our site is secure to the extent that it preserves the author's rights to ownership. We also believe that we are the only online Internet publisher that provides real-time secure fulfillment from one source file.

         The primary concern for downloadable content providers is security. There are currently other sites on the Internet that offer a variety of downloadable titles. However, the number of titles available is extremely limited because authors and publishers are reluctant to put their materials online. This is largely a result of a lack of security systems offered by other similar sites. When security is lacking, the author and publisher lose control of their property. The material can be copied, printed, e-mailed, or transferred to anyone as many times as the user would like with no payment or royalty to the owner. In addition, other sites make it difficult for people to comfortably read books. The document is downloaded and the text and spacing cannot be changed. Often times, this makes for an uncomfortable reading experience.

         We have made available a solution for both the security problem as well as the comfort problem with our software solutions. Books and articles are now available through high-speed access for use on desktops, laptops, personal data assistants, compact discs and other innovative end user hardware. Most importantly, there is no end user software needed. In February 1999, we entered into an alliance with ION Systems, Inc. for use of their secure online download technologies. Using this innovative software, we can rent or sell books online while allowing authors and publishers to retain control over their content.

         Authors and publishers whose materials are available on our NetBooks.com web site determine which of the following access options will be made available on a book-by-book basis to visitors to our website:

         o Free Browsing - Currently, a visitor may browse certain posted materials free of charge.

         o Purchase Hourly Access - We anticipate that a visitor will in the future be able to rent the online version of the materials on an hourly basis. The author or publisher may allow visitors to apply a percentage of the online rental fees toward another method of purchase or rental described below.

         o Purchase of Download Version - Currently, a visitor may purchase the download version of the materials, thus enabling them to use the materials for off-line reading in unlimited sessions for an unlimited amount of time. The copyright notice will state that the visitor cannot duplicate the book.

         o Purchase Extended Access - We anticipate that a visitor will in the future be able to purchase a password enabling them to read the online version of the materials for five years in any number of sessions.

         o Purchase of Print Version - We anticipate that a visitor will in the future be able to purchase a print version of the materials and that when an order for a print copy is submitted, the purchasing visitor will be given immediate access to the online version while the book is shipped.

         The text of the online materials cannot be copied, printed, or extracted using optical character recognition software. Our licensed technology also prevents temporary Internet files from storing usable text. We believe this is the first application of a technology through which the author and publisher can retain complete control of how their creative work is used online. Any book or document - no matter how long - can be read page by page. The reader also maintains control over the size of the type with just the click of the mouse. None of these features requires any special user software other than a JAVA-enabled browser. By using this technology, a long document, book, textbook or manual can be read without scrolling and in any type size the reader's eyes find comfortable.

         We are also working with ION Systems, Inc. to develop and implement an exclusive Partner Program, which will be a unique method of title acquisition among Internet publishers. The program will allow qualified partners to post books online free of charge and to share in revenues derived from access charges. The program will be available to publishers, agents, packagers or other persons or organizations who have the copyright to book titles.

         ONLINE MUSIC

         We plan to establish an online music site entitled cyberpop.com. We anticipate that cyberpop.com will be a downloadable music site offering a combinations of 24-hour Internet radio exposure to artists, combined with direct online sales of songs and compact disks in a choice of the leading Internet delivery technologies.

         ONLINE SHOPPING/ENTERTAINMENT

         We have established the Internet LifeStyle Network. To maximize exposure and accessibility, the site is fully integrated with our downloadable movie and book web sites. The site presently offers co-branded auctions, classified ads and personal ads.

OUR DATA CONTROL CONSOLE PRODUCTS

         Our primary data control console product is our OPCON Module System, a proprietary modular system for high-end computer command centers. Our OPCON Module Systems have been purchased and installed by major governmental agencies such as NASA, the Federal Bureau of Investigation and the United States Navy and by large corporations including Bank of America, Mitsubishi, Pacific Bell and many others.

         Our control center consoles are ergonomically designed to maximize comfort, function, adaptability and efficiency for the corporate network system. We assist clients in the planning process by making site visits, taking lists of requirements, then providing customers with blueprint floor plans of OPCON Module System layouts, elevated views of suggested equipment layouts and perspective presentation drawings. In order to assure complete customer satisfaction, we oversee the manufacturing of products as well as the installation.

         Our company through its wholly-owned subsidiary, Desience Corporation, has been marketing and selling the OPCON Module System to corporate and government mainframe computer users since the early 1980's. Historically, approximately 90% of our sales have been in the United States. During the 1990's we saw increased business from South America, including multiple orders from Venezuela, and also saw increased business from Mexico. We have also sold and installed the OPCON Module System in Canada, Barbados, Bermuda, St. Lucia, Kuwait and Guam.

         In 1999, we announced plans to develop a "personal" module system, tentatively titled Opcon 2000, to provide a single computer work station for the home or office. This product will represent the first consumer product offering in our history. We plan to market this product over the Internet with the intention of consumer retail distribution throughout the world.

         Currently, there are five companies competing in the marketplace for modular system solutions, including Desience Corporation, Wrightline, Evans Consoles, and Stacking Systems, which provide metal products, and Infrastructures, which provides wood-type products. All of our competitors have more resources than us, and most competitors offer similar services such as installation, warranties and customer service. Deciding factors such as price, service and features vary according to the requirements of the customer.

         We are a leader in the design and production of quality metal products. Wood is a low cost short-range solution with no ability to endure the rigors of years of use and frequent reconfigurations so often required in our environment. Therefore, only the other metal products are true competition for us. Our system is made of heavy steel, has a proprietary lens to provide better task lighting, provides extremely open architecture for cable routing and is easy to reconfigure. To this end, we are proud that our existing clients return often for new and/or expanded systems.

STRATEGIC RELATIONSHIPS

         In order to expand our Internet and e-commerce businesses, we have developed strategic relationships with various Internet, technology and software companies. The following is a brief description of some of our more important strategic relationships.

         MICROSOFT CORPORATION

         In August 1999, we entered into an Internet content partner agreement with Microsoft Corporation. Under the terms of the agreement, Microsoft promotes certain portions of our web content and provides assistance in the use of Microsoft's Windows Media technology. Microsoft has agreed to promote four of our web sites through December 30, 2001. Microsoft is providing clickable headline links to our NetMovieMania.com web site consisting of brief summaries of the content available via the site link on their WindowsMedia.com web site. This site link enables Internet users to read about and click on the descriptions of content available from our company and then be directly connected to our web site. In addition, in November 1999 our company was selected by Microsoft to participate in the Microsoft Windows Media Technologies Broadband Jumpstart Initiative. On December 7, 1999, we launched 45 movie titles at 100 kbps and 300 kbps broadband speeds on our NetMovieMania.com web site, and Microsoft has begun providing links to this content from its WindowsMedia.com web site. As part of the Broadband Jumpstart Initiative, William Gates, the Chairman of Microsoft Corporation, introduced a new Microsoft Broadband web site at the StreamingMedia West conference in San Jose, California on December 7, 1999. Our company is represented on this web site through a clickable link. On that same day, InterVu began providing server space and bandwidth for 45 movies. Microsoft Corporation will cover the cost of this service for a period of six months, which was approximately $40,000 in January 2000.

         ION SYSTEMS, INC.

         Our license agreement with ION Systems, Inc. allows us to use their secure online download technologies. The agreement continues through December 31, 2004, and thereafter will be renewable automatically for additional renewal terms of five years each. Under this agreement, ION Systems, Inc. has granted us a license to use their E*Web and the X*Maker computer software which allows for the secure downloading and viewing of our web sites. ION Systems' software may be used by us solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The fee for each book conversion performed by ION Systems, Inc. is $100.00, and the royalties for each book sale and product sale are 20% and 5%, respectively, of gross revenue.

SALES AND MARKETING

         Sales and marketing activities with respect to our data control console business are currently handled by a limited number of manufacturer's representatives and the four employees of our company that are engaged primarily in this portion of our business, who locate potential customers and assist them in the planning process by making site visits, taking lists of requirements, then providing customers with proposed blueprints and drawings suited to the customers' individual needs. We intend to increase the number of manufacturer's representatives and employees devoted to these functions as funds and opportunities become available so that we can continue to enhance Desience Corporation's name as the pioneer and a modern leader in the data control console business.

         Sales and marketing activities with respect to our Internet and e-commerce businesses are currently limited primarily to headline links provided by Microsoft Corporation from its web site to our NetMovieMania.com web site, co-branding of others' web sites, and hosting web events such as the live webcast of a charitable fashion show for the Los Angeles organization known as L.A. Shanti, on December 14, 1999. An important piece of our current marketing strategy is to offer free services. For example, movies on our web site presently can be viewed free of charge and will remain viewable free of charge for a limited time. This is intended to allow us to expand our customer base and get customers in the habit of using our services while building brand awareness and increasing the number of hits to our web site, resulting in increased sales of our products and services. Also, we anticipate that our exclusive Partner Program will allow authors and publishers to post books to our web site free of charge and take advantage of the opportunity to share in revenues generated from such posts.

         As discussed more fully below, to capitalize on our business model, we intend to initiate a more traditional marketing campaign as funds allow. Such a campaign is likely to initially include targeted print and radio advertising and may also include hiring marketing staff that would be primarily responsible for communications, advertising and public relations for our data control console business and our Internet and e-commerce businesses.

ADVERTISING AND PROMOTION

         There are numerous Internet sites that are frequently visited by Internet users. These sites range from television network companies such as ABC, CBS and NBC to lesser known companies that publish information on their web sites on various special interest topics. Because of the popularity of these sites, these sites provide excellent mediums in which to advertise products and services. Several different business models are currently being used by the Internet community regarding advertising on web sites. One model allows the owner of the web site to charge a fee to display an advertisement on its web site with a link to the advertiser's site. Another uses cooperative arrangements in which companies exchange advertisements on each other's sites. Our company is pursuing both types of relationships. Currently, we are not involved in any significant advertising or promotion. However, as funds become available, our company plans to advertise its site in traditional advertising mediums that will be directed to the first time Internet user as well as sophisticated Internet users. This will include print, radio and possibly television advertisements targeted to specific markets.

         We intend to place advertisements for the KKRS.Net web site in influential trade publications catering to the entertainment industry, such as the advertisement we placed in the September 14-20, 1999 issue of The Hollywood Reporter and the advertisement we placed in the February 15, 2000 issue of the international edition of The Hollywood Reporter. Since 1997, we have created Internet web events in order to drive traffic to our web site. We intend to continue to create high profile Internet events as a means to further promote our business.

         Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, is the author of a new book that highlights the impact of the Internet on our society. The book was released November 8, 1999. We believe that the promotion of this book will bring further attention to our web site.

COMPETITION

         The Internet and e-commerce businesses are extremely competitive and can be significantly affected by many factors, including changes in local, regional or national economic conditions, changes in consumer preferences, brand name recognition and marketing and the development of new and competing technologies. We expect that existing businesses that compete with us and which have greater resources than us will be able to undertake more extensive marketing campaigns and adopt more aggressive advertising sales policies than us, thereby generating more traffic to their web sites.

         We believe that KKRS.Net is the only web site that currently offers both online movies and books. Also, we are not aware of any web site that intends to offer online movies, books and music. We believe that our unique combination of products on our web site will assist us in becoming and remaining competitive with other movie, book and music web sites by allowing us to share traffic, and therefore share revenue potential, between our various web sites.

         Although there are numerous movie web sites on the Internet, we believe that we have a competitive edge in the online movie industry because, among other things:

         o We believe that NetMovieMania.com currently offers the largest number of full-length, mainstream Hollywood movies with Internet access at multiple access speeds.

         o Most of our full-length movies start to stream and can begin to be viewed in approximately one minute rather than having a downloading process of a few hours before the movie can be viewed, as required on many other web sites.

         o We currently have over 250 full-length films online, which are viewable in streams from 28.8 to broadband. Because of the significant time involved in translating film into streaming media technology, we believe that our film library gives us a significant lead over others in the online movie industry.

         The emerging online book industry is expected to grow from $630 million in 1998 to $3 billion in 2003, according to Forrester Research, Inc., a Cambridge Massachusetts research group. Currently, online booksellers account for about three percent of the market for books. Microsoft Corporation, in an advertisement in Publisher's Weekly in November 1999, projected that by the year 2020, 90% of all book titles will be available electronically.

         Although there are numerous book sites on the Internet, we believe that our NetBooks.com web site is the only web site that provides real-time secure fulfillment from one source file. In addition, we believe that NetBooks.com is the only web site that currently uses proprietary technology which enables consumers to read posted books and other materials without scrolling and in any type size the consumer's eyes find comfortable while allowing authors and publishers to maintain ownership and control over their proprietary content.

         With respect to competition with our data control console business, currently there are five companies competing in the marketplace for modular system solutions, including Desience Corporation, Wrightline, Evans Consoles, and Stacking Systems, which provide metal products, and Infrastructures, which provides wood-type products. Most of our competitors offer similar services, such as installation, warranties and customer service. Deciding factors such as price, service, features and materials vary according to the requirements of the customer.

         Although we were the pioneers in this industry and are a leader in the design and production of quality metal data control console products, we believe that all of our competitors currently have more financial and other resources than us. Nevertheless, we have remained competitive in the data control console industry based upon our delivery of quality products and services with relatively minimal overhead. We intend to maintain and enhance our competitive position in this industry by committing additional staffing and other resources to our data control console business as funds become available.

PATENTS AND PROPRIETARY RIGHTS

         We rely on a combination of trademark, trade secret and copyright law and contractual agreements to protect our proprietary technology and intellectual property rights. We hold the Internet domain names "KKRS.Net," "NetBooks.com," "NetMovieMania.com," "cyberpop.com" and many others. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION

         There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined.

         In addition, there is substantial uncertainty as to the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy. The vast majority of these laws were adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues and environment of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner have an adverse effect on the Internet. These developments could, in turn, have a material adverse effect on our business, prospects, financial condition and results of operations.

         We provide our services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal Communications Commission, state public utility commissions and foreign governmental authorities. However, we are not subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services we offer expand, there may be increased regulation of our business, including regulation by agencies having jurisdiction over telecommunications services. Additionally, existing telecommunications regulations affect our business through regulation of the prices we pay for transmission services, and through regulation of competition in the telecommunications industry.

         The Federal Communications Commission has ruled that calls to Internet service providers are jurisdictionally interstate and that Internet service providers should not pay access charges applicable to telecommunications carriers. Several telecommunications carriers are advocating that the Federal Communications Commission regulate the Internet in the same manner as other telecommunications services by imposing access fees on Internet service providers. The Federal Communications Commission is examining inter-carrier compensation for calls to Internet service providers, which could affect Internet service providers' costs and consequently substantially increase the costs of communicating via the Internet. This increase in costs could slow the growth of Internet use and thereby decrease the demand for our services.

FACILITIES

         We currently occupy approximately 1,780 square feet of office space at our headquarters in Costa Mesa, California. We sublease this space for $1,579 per month. The sublease expires August 20, 2000.

EMPLOYEES

         As of February 18, 2000, we employed or contracted a total of 7 employees and 5 consultants on a full or part-time basis. We have 9 full-time and 3 hourly workers. Eight of our workers are devoted primarily to our Internet and e-commerce businesses, and 4 of our workers are devoted primarily to our data control console business.

         Our future success will depend, in part, on our ability to continue to attract, retain and motivate highly qualified technical, marketing and management personnel. Our employees are not represented by any collective bargaining unit. We have never experienced a work stoppage. We believe our relationship with our employees is good.

LEGAL PROCEEDINGS

         On September 15, 1999, Robert Adams filed a complaint against our company and our Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, individually, in Los Angeles Superior Court (Case No. LC050023) alleging breach of contract and fraud. Mr. Adams based his fraud claim primarily on alleged misrepresentations and concealment involving a consulting agreement between our company and Mr. Adams. Mr. Adams alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered by Mr. Adams to our company. Mr. Adams is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The claims against Mr. Kanakaris individually have been dismissed. We have engaged counsel to analyze the complaint and vigorously defend us against all of Mr. Adams' claims.

         On October 14, 1999, Institutional Management, Inc., an Illinois corporation, filed suit against our company and Alpha Tech Stock Transfer & Trust Company, our stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois (Case No. 99L 011509). The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division (Case No. 99C 7100). In the complaint, Institutional Management sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with our unwillingness to permit them to transfer shares of our company's common stock held by Institutional Management. We believe that the shares were wrongfully converted by a predecessor to Institutional Management. We have engaged counsel to vigorously defend us against all of Institutional Management's claims.

         We have also counterclaimed against Institutional Management and commenced a third-party action against certain Institutional Management affiliates, namely Power Media Group, Pinnacle Management, Inc., and Frank Custable. In our counterclaim and cross-claims, we seek injunctive relief to block any further transfer of the converted shares, and damages for, among other things, breach of a consulting agreement, fraud, conversion and unjust enrichment. We intend to vigorously pursue all available remedies against the aforementioned parties. Alpha Tech has also filed an action for interpleader, by which it is tendering to the court stock certificates that it holds and to which the parties are laying claim. Institutional Management and our company, as claimants, are nominal defendants therein.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against our company, Mr. Kanakaris, David Valenti, who is a major stockholder of our company, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of our company's common stock in 1996 and 1997 to the former shareholders of Kanakaris InternetWorks, Inc., a subsidiary of our company. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and our company each have agreed pursuant to the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The executive officers and directors of our company and their ages are as follows:

                  Name                               Age                        Position
                  ----                               ---                        --------

Alex Kanakaris....................................    43                Chairman of the Board, President,
                                                                        Chief Executive Officer and Director

Branch Lotspeich..................................    53                Vice Chairman of the Board, Secretary and
                                                                        Director

John Robert McKay.................................    38                Webmaster and Director

David T. Shomaker.................................    43                Acting Chief Financial Officer



         Alex F. Kanakaris has served as a director and as our Chairman of the Board, President and Chief Executive Officer since November 1997. Mr. Kanakaris served as the President of Kanakaris InternetWorks, Inc. from 1994 until it was acquired by our company in November 1997. During the past 15 years, Mr. Kanakaris created innovative web sites, including www.cyberpop.com and www.NetBooks.com, and he served as editor-in-chief of various publications such as Video Swapper, Video Entertainment, New Talent Streetscene and L.A. POP. Mr. Kanakaris is author of the book "Signs of Intelligent Life on the Internet" published by Darce/Brentwood Media Group, November 1999.

         On August 2, 1999, the Securities and Exchange Commission filed suit in the United States District Court in the District of Nevada against our company, Mr. Kanakaris, David Valenti, who is a major stockholder of our company, and another individual seeking permanent injunctions and civil penalties based on alleged violations of Sections 5(a), 5(c) and 17(a)(1)-(3) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder in connection with the sale of approximately 6,000,000 shares of our company's common stock in 1996 and 1997 to the former shareholders of Kanakaris InternetWorks, Inc., a subsidiary of our company. On August 9, 1999, a final judgment of permanent injunction and other relief was entered in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of Mr. Kanakaris and Mr. Valenti of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, Mr. Kanakaris, Mr. Valenti and our company each have agreed pursuant to the consents to entry of injunction not to take actions that would violate federal securities laws in connection with the offer, purchase or sale of securities.

         Branch Lotspeich has served as President of Desience Corporation since June 1997. He has served as our Vice Chairman of the Board and Secretary and as a director since November 1997. Prior to that, he also served as Vice President of Desience Corporation from March 1992 through June 1997. Prior to that Mr. Lotspeich worked as an independent consultant in telecommunications, acquiring accounts including Proctor & Gamble and Cincinnati Bell Telephone. Mr. Lotspeich is a Summa Cum Laude graduate of the University of Cincinnati with a Bachelor of Fine Arts degree in Television Broadcasting.

         John Robert McKay has served as a director and as our Webmaster since August 1999. Mr. McKay served as our Vice President-Internet Division from November 1997 through July 1998. Mr. McKay has been a Webmaster since 1995 and has worked both full-time and as a consultant to our company's Chairman of the Board, President and Chief Executive Officer, Alex Kanakaris, since 1994. Mr. McKay was a web site administrator for NNA Services, a non-profit educational organization, from 1993 to 1994. Prior to that, he served as Sales Promotion Manager for ORA Electronics/Alliance Corporation, an international consumer electronics company, from 1991 to 1992. From 1987 to 1991, Mr. McKay served as the advertising manager for Kelly-Moore Paint Co. Mr. McKay is a graduate of San Francisco State University with a Bachelor of Science degree in Marketing.

         David T. Shomaker has served as our acting Chief Financial Officer since May 1999. He has been a partner of Haynie & Company, Certified Public Accountants, based in Orange County, California and Salt Lake City, Utah since 1990. Mr. Shomaker holds a Bachelor of Science degree in Accounting from Brigham Young University, Provo, Utah.

EXECUTIVE COMPENSATION

         The following table sets forth summary information concerning compensation earned for all services rendered to our company in all capacities during the fiscal year ended September 30, 1999, for our Chief Executive Officer and our only other executive officer whose total compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION
                                  -------------------
          NAME AND
     PRINCIPAL POSITION            SALARY       BONUS
     ------------------            ------       -----

Alex Kanakaris...........          $105,000     $73,378
  Chairman of the Board,
  President and Chief
  Executive Officer

Branch Lotspeich........           $105,000     $18,838
  Vice Chairman of the
  Board and President of
  Desience Corporation

DIRECTOR COMPENSATION

         Our directors do not receive any compensation for attendance at Board of Directors meetings.

BOARD COMMITTEES; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Board of Directors has not established any committees. No executive officer of our company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation, as amended, do not expressly limit the liability of our company's directors for monetary damages. However, our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as our company's representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

         Our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right that is not exclusive of any other right such directors, officers or representatives may have, including rights under any bylaw, agreement, vote of shareholders, provision of law and any other rights.

         Our Bylaws provide further that our Board of Directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

         The selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                     PRINCIPAL AND SELLING SECURITY HOLDERS

         The following table sets forth information as of March 3, 2000 with respect to the beneficial ownership of our common stock both before and immediately following the offering by:

         o each person known by us to own beneficially more than five percent, in the aggregate, of the outstanding shares of our common stock,

         o    the selling security holders in this offering,

         o each of our directors and our named executive officers in the summary compensation table above, and

         o    all executive officers and directors as group.

         The following calculations of the percentages of outstanding shares are based on 29,881,045 shares of our common stock outstanding as of March 3, 2000. We determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission, which generally require inclusion of shares over which a person has voting or investment power. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants or conversion of outstanding shares of Class A Convertible Preferred Stock or debentures and interest payable thereon that are convertible within sixty days of March 3, 2000, as described in the footnotes below. Percentage of ownership is calculated pursuant to Securities and Exchange Commission Rule 13d-3(d)(i).

         The number of shares being offered by the selling security holders represents (i) 200% of the shares of common stock issuable to the selling security holders upon conversion of debentures and as payment of interest thereunder and (ii) the shares of common stock issuable to selling security holders upon exercise of warrants issued to the selling security holders.

         Because the number of shares of common stock issuable upon conversion of the debentures and as payment of interest thereon is dependent in part upon the market price of the common stock prior to a conversion and is subject to certain conversion limitations described elsewhere in this prospectus, the actual number of shares of common stock that will then be issued in respect of such conversions or interest payments and, consequently, offered for sale under this registration statement, cannot be determined at this time. We have contractually agreed to include herein 2,568,046 shares of common stock issuable upon conversion of the debentures, payment of interest thereunder and exercise of the warrants issued to the selling security holders and have disregarded the conversion limitations for purposes of the table below.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.


                                                   Shares of Common               Shares of Common
                                                  Stock Beneficially                Stock Being                Shares of Common
     Name and Address of                              Owned Prior                 Offered Pursuant          Stock Beneficially Owned
     Beneficial Owner(1)                           to this Offering              to this Prospectus          After this Offering(2)
      -----------------                           -------------------            ------------------         ------------------------
                                               Number           Percent                                     Number          Percent
                                               ------           -------                                     ------          -------
Alex F. Kanakaris.....................        5,015,147(3)      15.21%                     -               5,015,147(3)      15.21%

David Valenti
519 Idaho Avenue
Santa Monica, CA 90403................        2,497,280(4)       8.27%                     -               2,497,280(4)       8.27%

Branch Lotspeich......................        2,474,976(5)       7.96%                     -               2,477,976(5)       7.96%

Bank Insinger de Beaufort
Herengtecht 551
1017 BW Amsterdam
Netherlands...........................        1,284,022(6)       4.12%                1,284,022(6)             -               -

John Robert McKay.....................        1,000,000(7)       3.31%                     -               1,000,000(7)       3.31%

AJW Partners, LLC
155 First Street, Suite B
Mineola, NY 11501.....................          642,012(8)       2.10%                  642,012(8)             -               -

New Millenium Capital Partners II, LLC
155 First Street, Suite B
Mineola, NY 11501.....................          642,012(8)       2.10%                  642,012(8)             -               -

David T. Shomaker(9)..................          175,000          *                         -                 175,000           *

All directors and executive
officers as a group
(4 persons)(10).......................       11,162,403         25.10%                     -              11,162,403         25.10%


---------------
*    Less than 1%.
(1) Unless otherwise indicated, the address of each person in this table is c/o Kanakaris Communications, Inc., 3303 Harbor Boulevard, Suite F-3, Costa Mesa, California 92626. Messrs. Kanakaris, Lotspeich and McKay are directors and executive officers of our company. Mr. Shomaker is Acting Chief Financial Officer of our company.
(2) Assumes that all of the shares being offered are sold pursuant to this prospectus.
(3) Consists of 1,915,147 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 2,100,000 shares of common stock issuable upon exercise of options. As of the date of this prospectus, none of these shares were registered or entitled to be registered for resale under the Securities Act.
(4) Consists of 2,197,280 shares of common stock issued and outstanding and 300,000 shares of common stock issuable upon exercise of options.
(5) Consists of 1,274,976 shares of common stock issued and outstanding and 1,200,000 shares of common stock issuable upon exercise of options. As of the date of this prospectus, none of these shares were registered or entitled to be registered for resale under the Securities Act.
(6) Represents 1,134,022 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 150,000 shares of common stock issuable upon exercise of warrants.
(7) Consists of 655,000 shares of common stock issued and outstanding and 345,000 shares of common stock issuable upon exercise of options. As of the date of this prospectus, none of these shares were registered or entitled to be registered for resale under the Securities Act.
(8) Represents 567,012 shares of common stock issuable upon conversion of debentures and as payment of interest thereon and 75,000 shares of common stock issuable upon exercise of warrants.
(9) Mr. Shomaker is a partner of Haynie & Co., which owns 175,000 shares of our company's common stock.
(10) Consists of 4,020,123 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Convertible Preferred Stock and 3,645,000 shares of common stock issuable upon exercise of options.

         We will prepare and file all amendments and supplements to the registration statement as may be necessary in accordance with the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act") to keep it effective until the earlier to occur of the following: the date as of which all shares of common stock offered hereby may be resold in a public transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; or the date as of which all shares of common stock offered hereby have been resold. We have agreed to pay the expenses, other than broker discounts and commissions, if any, in connection with this prospectus.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered pursuant to this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account

         o an exchange distribution in accordance with the rules of the applicable exchange

         o        privately negotiated transactions

         o        short sales

         o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share

         o        a combination of any of these methods of sale

         o        any other method permitted by applicable law

         The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling security holders may also engage in short sales against the box, puts and calls and other transactions in securities of our company or derivatives of our company securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In such event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling security holders. We have agreed to indemnify the selling security holders against specified losses, claims, damages and liabilities, including liabilities under the Securities Act.

                      DESCRIPTION OF CONVERTIBLE DEBENTURES

         The securities being offered by the selling security holders consist of shares of common stock that are issuable upon the conversion of convertible debentures and upon the exercise of warrants that we issued in a private offering in February 2000. The debentures are in the original principal amount of $1,000,000. The debentures bear an interest rate of 10% per annum. In this transaction, we also issued five-year warrants to purchase an aggregate of 300,000 shares of our common stock at an initial exercise price of $1.90 per share.

         The debentures are convertible into common stock at a rate equal to the lowest of $.97 or 66.66% of the average closing bid price for the common stock during the 20 trading days immediately preceding the conversion date.

         However, the debentures may not be converted into common stock, nor may the holder receive shares in payment of interest, if the debenture holder and any affiliate would, as a result, beneficially own more than 4.999% of our company's issued and outstanding shares of common stock. This limitation could be waived by the holder as to itself by giving 5 days' prior notice to us. Further, as a separate restriction, a holder may not convert the debentures into common stock, nor may the holder receive shares in payment of interest, if as a result, he together with his affiliates would beneficially own in excess of 9.999% of our company's issued and outstanding common stock. This provision can also be waived by the holder as to itself by giving 15 days' prior notice to us. Finally, we may not issue upon conversion in excess of 19.999% of the number of shares of common stock outstanding immediately prior to the closing of the sale of the debentures (subject to adjustment) if the common stock is then listed for trading on the Nasdaq National Market or the Nasdaq Small Cap Market and we have not obtained shareholder approval for such issuance. However, the conversion limitations do not preclude a holder from converting and selling all or a portion of the outstanding principal amount of the debentures that would result in the beneficial ownership by such holder of less than 4.999% of 9.999% (as applicable) of the shares of common stock then outstanding, and thereafter converting and selling an additional similar portion of its holdings. In this manner such holder could over time receive and sell a number of shares of common stock in excess of 4.999% or 9.999% (as applicable) of the shares of common stock outstanding while never beneficially owning more than 4.999% or 9.999% (as applicable) at any one time.

         As security for our performance of our obligation to issue shares upon conversion of the debentures, we were required to deposit into an escrow account 1,290,000 shares of our common stock underlying those debentures (subject to certain adjustments). If we fail to issue the appropriate number of shares of common stock upon conversion of the debentures, the escrow agent will transfer the appropriate number of escrow shares to the holder. The escrow arrangement terminates when the debentures have been converted or redeemed by us or otherwise repaid to the holders in full. Upon termination of the escrow arrangement, the shares of our common stock, if any, remaining in the escrow account will be returned to us.

         The number of shares being offered by the selling security holders represents (i) 200% of the shares of common stock issuable to the selling security holders upon conversion of the debentures and as payment of interest thereunder and (ii) the shares of common stock issuable to selling security holders upon exercise of the warrants issued to the selling security holders. Because the number of shares of common stock issuable upon conversion of the debentures and as payment of interest thereon is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will then be issued in respect of such conversions or interest payments and, consequently, offered for sale under this registration statement, cannot be determined at this time. We have contractually agreed to include herein 2,568,046 shares of common stock issuable upon conversion of the debentures, payment of interest thereunder and exercise of the warrants issued to the selling security holders.

         This prospectus does not cover the sale or other transfer of the debentures or warrants or the issuance of shares of common stock to holders of debentures upon conversion or to holders of warrants upon exercise. If a selling security holder transfers its debentures or warrants prior to conversion or exercise, the transferee of the debentures or warrants may not sell the shares of common stock issuable upon conversion or exercise of the debentures or warrants under the terms of this prospectus unless this prospectus is appropriately amended or supplemented by us.

         For the period a holder holds our debentures or warrants, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion of the debentures or exercise of the warrants. The holders of the debentures and warrants may be expected to voluntarily convert their debentures or exercise their warrants when the conversion or exercise price is less than the market price for our common stock. Further, the terms on which we could obtain additional capital during the period in which the debentures or warrants remain outstanding may be adversely affected.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the acquisition by Kanakaris InternetWorks, Inc. of Desience Corporation in October 1997, Mr. Lotspeich, our Vice Chairman of the Board and Secretary, is entitled to receive 2.5% of the gross sales of Desience Corporation. As of December 31, 1999, $46,525 was due and payable to Mr. Lotspeich pursuant to this arrangement.

         Effective as of February 26, 1997, Alex Kanakaris, who is our Chairman of the Board, President and Chief Executive Officer and who was then a director and the President of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on February 26, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $29,760.

         Effective as of February 27, 1997, David Valenti, who is currently one of our principal stockholders and who was then a director and the national sales manager of Kanakaris InternetWorks, Inc. executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between February 26, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on February 26, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $29,760.

         Effective as of April 7, 1997, John McKay, who is a director and the webmaster of our company and who was then a director and the webmaster of Kanakaris InternetWorks, Inc., executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $18,000 or the sum of the drawn amounts between April 7, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on April 7, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $10,199.52.

         Effective as of May 19, 1997, Branch Lotspeich, who is a director and executive officer of our company and who was then a director of Kanakaris InternetWorks, Inc. and the President of Desience Corporation, executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $10,000 or the sum of the drawn amounts between May 19, 1997 and September 30, 1997, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1998, with a final interest payment at maturity of the note on May 19, 2002. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $5,760.

         Effective as of September 30, 1997, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of $101,915.49, with interest at an annual rate of 8.0%. Principal and interest payments under the note are due in annual installments of $38,250.03 commencing September 30, 1998 and continuing until September 30, 2002, at which time the remaining unpaid principal and interest shall be due in full. As of December 31, 1999, the outstanding principal balance of this note was $76,500, and the note was prepaid through a portion of the year 2000.

         On January 8, 1998, John McKay executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $50,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1999, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $7,199.28.

         On January 8, 1998, Alex Kanakaris executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $12,480.

         On January 8, 1998, Branch Lotspeich executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $30,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $6,000.

         On January 8, 1998, David Valenti executed an unsecured promissory note in favor of Kanakaris InternetWorks, Inc. in the principal amount of the smaller of $85,000 or the sum of the drawn amounts between January 1, 1998 and December 31, 1998, with interest at an annual rate of 6.625%. Interest payments under the note are due annually commencing June 30, 1999, with a final interest payment at maturity of the note on January 1, 2003. Principal payments are due in five equal installments annually commencing December 31, 1998, with a final principal payment at maturity of the note. As of December 31, 1999, the outstanding principal balance of this note was $7,680.

         David Shomaker, our acting Chief Financial Officer, is a partner of Haynie & Co., a certified public accounting firm. Our company engaged Haynie & Co. to provide us with accounting assistance, tax preparation services and acting Chief Financial Officer services for the twelve months commencing in May 1999. To date, we have issued 175,000 shares to Haynie & Co. in connection with this arrangement. Also in connection with this arrangement, our company paid to Haynie & Co. a fee of $1,000 per month during each month from May 1999 through October 1999, $2,000 per month from November 1999 through January 2000 and $4,000 per month commencing in February 2000.

         On December 27, 1999, our company executed an unsecured promissory note in favor of Branch Lotspeich in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest is due on or before January 10, 2002, with monthly payments of at least 5% of the outstanding balance to be made beginning in February 2000. As of February 23, 2000, the outstanding principal balance of this note was $17,500.

         On January 7, 2000, our company's Desience Division executed an unsecured promissory note in favor of Alex Kanakaris in the principal amount of $35,000, with interest at an annual rate of 5%. Payment of principal and accrued interest is due on or before May 10, 2000. This note has been repaid in full.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated as Class A Convertible Preferred Stock and the remaining 4,000,000 shares of preferred stock are undesignated. As of March 3, 2000, there were 29,881,045 shares of common stock outstanding held by approximately 256 holders of record and 1,000,000 shares of Class A Convertible Preferred Stock outstanding held by Alex Kanakaris, a director and the Chairman of the Board, President and Chief Executive Officer of our company. The following is a description of the capital stock of our company.

COMMON STOCK

         The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

         The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon liquidation, dissolution or winding-up of the company, the assets legally available for distribution to stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and the rights of any outstanding class or series of preferred stock to have priority to distributed assets.

         All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, when issued and delivered, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subordinate to any series of preferred stock that we may issue in the future.

PREFERRED STOCK

         Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Class A Convertible Preferred Stock and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

CLASS A CONVERTIBLE PREFERRED STOCK

         Shares of our Class A Convertible Preferred Stock rank senior to our common stock as to dividends and distributions. The holders of outstanding shares of Class A Preferred are entitled to receive dividends out of assets legally available therefor at times and in amounts as the board of directors may from time to time determine, before any dividend is paid on common stock.

         Holders of Class A Preferred are entitled to three non-cumulative votes per share on all matters presented to our shareholders for action, and the affirmative vote of the holders of a majority of the Class A Preferred then outstanding, voting as a separate class, is required for our company to do any of the following: amend, alter or repeal any of the preferences or rights of the Class A Preferred; authorize any reclassification of the Class A Preferred; increase the authorized number of shares of the Class A Preferred; or create any class or series of shares ranking prior to the Class A Preferred as to dividends or upon liquidation. The Class A Preferred is not entitled to preemptive rights.

         Shares of Class A Preferred have a liquidation preference of $.10 per share plus accumulated and unpaid dividends. After payment of the full amount of the liquidating distribution to which they are entitled, holders of Class A Preferred will not be entitled to any further participation in any distribution of assets by our company.

         The Class A Preferred may be redeemed by our company at any time upon 30 days' prior written notice at a redemption price of $.50 per share. Holders of Class A Preferred have the right to convert their shares of Class A Preferred into our common stock until the third business day prior to the end of the 30-day notice period. The redemption price for Class A Preferred is payable together with accumulated and unpaid dividends to the date fixed for redemption. If full cumulative dividends on the Class A Preferred through the most recent dividend payment date have not been paid, the Class A Preferred may not be redeemed in part unless approved by the holders of a majority of the outstanding shares of Class A Preferred, and our company may not purchase or acquire any share of Class A Preferred other than pursuant to a purchase or exchange offer made on the same terms to all holders of Class A Preferred. If less than all outstanding shares of Class A Preferred are to be redeemed, our company will select those to be redeemed by lot or a substantially equivalent method.

         The shares of Class A Preferred are not subject to any sinking fund or other similar provision. The redemption by our company of all or part of the Class A Preferred is subject to the availability of cash. Moreover, under Nevada law, shares of capital stock shall not be redeemed when the capital of a company is impaired or when the redemption would cause any impairment of capital.

         Holders of Class A Preferred have the right to convert their shares of Class A Preferred into shares of common stock at any time before the third business day prior to the end of any 30-day redemption notice period, at an initial conversion rate of one share of common stock per share of Class A Preferred. The conversion rate is subject to certain anti-dilution adjustments. If our company disappears in a merger or consolidation or we sell substantially all of our assets, each share of Class A Preferred will entitle the holder to convert such shares into the kind and amount of consideration that the holder would have been entitled to receive immediately after such transaction.


                          TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Alpha Tech Stock Transfer & Trust Company.

                                  LEGAL MATTERS

         Certain legal matters with respect to the legality of the shares offered pursuant to this prospectus will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

         The consolidated financial statements of Kanakaris Communications, Inc. and subsidiaries for the years ended September 30, 1999 and 1998 and for the period from February 25, 1997 (inception) to September 30, 1997, have been included in this prospectus and in the registration statement in reliance upon the report of Weinberg & Company, P.A., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Kanakaris Communications, Inc. (formerly Desience Corporation) for the years ended September 30, 1995, 1996 and 1997 have been included in this prospectus and in the registration statement in reliance upon the report of Tanner + Co., independent certified public accountants, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

         In May 1998, our company engaged Weinberg & Company, P.A. as the independent certified public accountants for our company and its subsidiaries. Prior thereto, Tanner + Co. served as the independent certified public accountant for our company's subsidiaries. The change in accountants from Tanner & Co. to Weinberg & Company, P.A. was effective for the audit of the financial statements for the year ended September 30, 1997, was unanimously approved by our Board of Directors and was not due to any disagreements between our company or its subsidiaries and Tanner + Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933, and the rules and regulations enacted under its authority, with respect to the common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. Each statement concerning a contract or document which is filed as an exhibit should be read along with the entire contract or document. For further information regarding us and the common stock offered in this prospectus, reference is made to this registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 50 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may be obtained from the Commission at its principal office in Washington, D.C. upon the payment of the charges prescribed by the Commission.

         The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's address on the World Wide Web is http://www.sec.gov.

         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                          INDEX TO FINANCIAL STATEMENTS

                         KANAKARIS COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                                                                           Page
                                                                           ----

Report of Independent Public Accountants....................................F-2

Consolidated Balance Sheets at September 30, 1999 and 1998..................F-3

Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
     for the Years Ended September 30, 1999 and 1998........................F-5

Consolidated Statements of Operations for the Years Ended September 30,
     1999 and 1998..........................................................F-7

Consolidated Statements of Cash Flows for the Years Ended September 30,
     1999 and 1998..........................................................F-8

Notes to Consolidated Financial Statements as of September 30, 1999
     and 1998...............................................................F-10

Report of Independent Public Accountants....................................F-30

Consolidated Balance Sheets at September 30, 1998 and 1997..................F-31

Consolidated Statements of Operations for the Year Ended
     September 30, 1998 and for the period from February
     25, 1997 (inception) to September 30, 1997.............................F-33

Consolidated Statements of Changes in Stockholders' Equity for
     the Year Ended September 30, 1998 and for the period from
     February 25, 1997 (inception) to September 30, 1997....................F-34

Consolidated Statements of Cash Flows for the Year Ended
     September 30, 1998 and for the period from February
     25, 1997 (inception) to September 30, 1997.............................F-36

Notes to Consolidated Financial Statements as of September 30, 1998
     and 1997...............................................................F-38

Consolidated Balance Sheet at December 31, 1999 (unaudited).................F-49

Consolidated Statements of Operations for the Three Months Ended
     December 31, 1999 and 1998 (unaudited).................................F-51

Consolidated Statements of Cash Flows for the Three Months Ended
     December 31, 1999 and 1998 (unaudited).................................F-52

Consolidated Statement of Changes in Stockholders' Equity for the
     Three Months Ended December 31, 1999 (unaudited).......................F-54

Notes to Consolidated Financial Statements December 31, 1999 (unaudited)....F-55

                         KANAKARIS COMMUNICATIONS, INC.
                        (FORMERLY DESIENCE CORPORATION)


                                                                            Page
                                                                            ----

Report of Independent Public Accountants....................................F-59

Consolidated Balance Sheets at September 30, 1997, 1996 and 1995............F-60

Consolidated Statements of Operations and Accumulated Deficit for
     the Years Ended September 30, 1997, 1996 and 1995......................F-61

Consolidated Statements of Cash Flows for the Years Ended
     September 30, 1997, 1996 and 1995......................................F-62

Notes to Financial Statements for the Years Ended September 30,
     1997, 1996 and 1995....................................................F-63

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors of:
 Kanakaris Communications, Inc.

We have audited the accompanying consolidated balance sheets of Kanakaris Communications, Inc. and Subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Communications, Inc. and Subsidiaries as of September 30, 1999 and 1998 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                                     WEINBERG & COMPANY, P.A.



Boca Raton, Florida
December 2, 1999

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                           ---------------------------


                                     ASSETS
                                     ------

                                                           1999         1998
                                                       -----------  -----------

CURRENT ASSETS
 Cash                                                  $  155,063   $    5,415
 Accounts receivable                                      154,110      118,473
 Inventory                                                   -          10,122
 Advances to suppliers                                       -           7,839
 Current maturities of notes
  receivable-shareholders and
  related parties                                          61,695       36,280
 Interest receivable                                        2,404       16,683
 Prepaid expenses                                          60,813         -
                                                       -----------  -----------

   Total Current Assets                                   434,085      194,812
                                                       -----------  -----------


PROPERTY AND EQUIPMENT
 Furniture and equipment                                   50,051       22,631
 Less: Accumulated depreciation                           (12,718)      (6,184)
                                                       -----------  -----------

   Total Property and Equipment                            37,333       16,447
                                                       -----------  -----------


OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                           185,338      247,033
 Organization costs - net                                   1,450        2,050
 Security deposits                                          1,400          700
 Goodwill - net of amortization                           340,697      326,928
                                                       -----------  -----------

   Total Other Assets                                     528,885      576,711
                                                       -----------  -----------


TOTAL ASSETS                                           $1,000,303   $  787,970
------------                                           ===========  ===========



                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1999 AND 1998
                           ---------------------------

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------


                                                           1999         1998
                                                       -----------  -----------

CURRENT LIABILITIES
 Accounts payable and accrued expenses                 $  933,210   $  521,432
 Convertible debentures                                   620,000         -
 Notes payable                                               -          25,000
 Due to former shareholder of subsidiary                   70,709       30,937
 Customer deposits                                            -         29,427
                                                       -----------  -----------

   Total Current Liabilities                            1,623,919      606,796

LONG-TERM LIABILITIES
 Royalties payable                                           -          20,753
                                                       -----------  -----------

   Total Liabilities                                    1,623,919      627,549
                                                       -----------  -----------

STOCKHOLDERS' EQUITY (DEFICIENCY)
 Preferred stock, $0.01 par value;
  5,000,000 shares authorized;
  1,000,000 Class A Convertible
  issued and outstanding in 1999 and 1998                  10,000       10,000
 Common stock, $0.001 par value;
  100,000,000 shares authorized;
  25,958,050 issued and 25,859,026
  outstanding in 1999; 19,179,636
  issued and 19,080,612 outstanding in 1998                25,958       19,179
 Common shares to be issued, 1,340,140                       -           1,340
 Additional paid-in capital                             7,907,746    5,155,362
 Accumulated deficit                                   (8,364,140)  (4,822,280)
  Less subscriptions receivable
  (1,260,000 shares, common)                               (1,260)      (1,260)
                                                       -----------  -----------
 Total paid-in capital and
  retained earnings (deficit)                            (421,696)     362,341
 Less cost of treasury stock
  (99,024 shares, common)                                (201,920)    (201,920)
                                                       -----------  -----------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)               (623,616)     160,421
                                                       -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
-----------------------------------
 EQUITY (DEFICIENCY)                                   $1,000,303   $  787,970
 -------------------                                   ===========  ===========


                 See accompanying notes to financial statements.


                                             KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                                             -----------------------------------------------

                                                         COMMON STOCK                      ADDITIONAL
                                       COMMON STOCK      TO BE ISSUED    PREFERRED STOCK    PAID-IN
                                     SHARES    AMOUNT   SHARES  AMOUNT   SHARES    AMOUNT   CAPITAL
                                   ---------- ------- --------- ------ ----------- ------- ----------
Balance, September 30, 1997         2,802,154  28,022      -    $ -     1,697,280   16,973  1,011,876

Stock Issued For:
 Cash                                  22,680     227      -      -          -        -        43,073
 Consulting fees                    1,500,843  15,008      -      -          -        -     2,850,401
 Advertising services                   5,000      50      -      -          -        -         9,496

Recapitalization Transactions:
------------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                 (4,330,677)(43,307)     -      -    (1,697,280) (16,973)    60,280
 Pre exchange Big Tex
  Common stock outstanding          6,000,000   6,000                                          (6,000)

 Surrender of Common Stock by
  50% Shareholder of Big Tex       (3,000,000) (3,000)     -      -          -        -         3,000

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.               6,000,000   6,000      -      -          -        -        (6,000)

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                    -       -         -      -     1,000,000   10,000    (10,000)
                                   ---------- ------- --------- ------ ----------- ------- -----------

Balance after recapitalization      9,000,000   9,000      -      -     1,000,000   10,000  3,956,126

Stock Issued For:
 Cash                                 155,250     155    96,000     96       -        -       184,624
 Consulting fees                    1,703,200   1,703   100,000    100       -        -       306,793
 Executive compensation             3,000,000   3,000      -      -          -        -       180,750
 Advertising services                  20,000      20      -      -          -        -        61,230
 504 offering                       3,981,800   3,982   537,500    537       -        -       466,505
 Subscriptions                      1,260,000   1,260      -      -          -        -          -
 Stock exchange program                59,386      59   606,640    607       -        -          (666)

Treasury stock redemption

Net loss 1998                            -       -         -      -          -        -          -
                                   ---------- ------- --------- ------ ----------- ------- -----------

BALANCE, SEPTEMBER 30, 1998        19,179,636 $19,179 1,340,140 $1,340  1,000,000  $10,000 $5,155,362
---------------------------

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - continued


                                               TREASURY        STOCK
                                 ACCUMULATED    STOCK      SUBSCRIPTIONS
                                   DEFICIT      AMOUNT      RECEIVABLE      TOTAL
                                 ------------ -----------  ------------- -----------
Balance, September 30, 1997         (765,881) $     -      $      -         290,990

Stock Issued For:
 Cash                                   -           -             -          43,300
 Consulting fees                        -           -             -       2,865,409
 Advertising services                   -           -             -           9,546

Recapitalization Transactions:

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                      -           -             -            -
 Pre exchange Big Tex
  Common stock outstanding                                                     -

 Surrender of Common Stock by
  50% Shareholder of Big Tex            -           -             -            -

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                   -           -             -            -

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                   -           -             -            -
                                 ------------ -----------  ------------- -----------

Balance after recapitalization      (765,881)       -             -       3,209,245

Stock Issued For:
 Cash                                   -           -             -         184,875
 Consulting fees                        -           -             -         308,596
 Executive compensation                 -           -             -         183,750
 Advertising services                   -           -             -          61,250
 504 offering                           -           -             -         471,024
 Subscriptions                          -           -            (1,260)       -
 Stock exchange program                 -           -             -            -

Treasury stock redemption               -       (201,920)         -        (201,920)

Net loss 1998                     (4,056,399)       -             -      (4,056,399)
                                 ------------ -----------  ------------- -----------

BALANCE, SEPTEMBER 30, 1998      $(4,822,280) $ (201,920)  $     (1,260) $  160,421
---------------------------

                 See accompanying notes to financial statements.


                                            KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                             FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                                             -----------------------------------------------

                                                        COMMON STOCK                                ADDITIONAL
                                   COMMON STOCK         TO BE ISSUED       PREFERRED     STOCK        PAID-IN
                                 SHARES    AMOUNT    SHARES      AMOUNT     SHARES       AMOUNT        CAPITAL
                               ---------- --------- ----------- --------- ----------- ------------- ------------
Stock Issued For:

 Cash                              50,000       50         -        -            -             -         12,450

 Consulting fees                  941,000      941         -        -            -             -      1,221,814

 Professional Services            485,000      485         -        -            -             -        413,410

 Advertising services             157,600      158         -        -            -             -        173,004

 504 & 506 offering             3,976,674    3,980         -        -            -             -        739,531

 Common stock to be
  issued                        1,340,140    1,340  (1,340,140)  (1,340)         -             -            -

Convertible debt
 - financing costs                   -         -           -        -            -             -        195,000

Cancelled shares                 (175,000)    (175)        -        -            -             -         (2,825)

Net loss 1999                        -         -           -        -            -             -            -
                               ---------- --------- ----------- --------- ----------- ------------- ------------

BALANCE, SEPTEMBER 30, 1999    25,958,050 $ 25,958         -        -      1,000,000  $     10,000  $ 7,907,746
===========================    ========== ========= =========== ========= =========== ============= ============

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY - continued

                                                 TREASURY     STOCK
                                 ACCUMULATED      STOCK    SUBSCRIPTIONS
                                   DEFICIT        AMOUNT    RECEIVABLE       TOTAL
                                 ------------- ----------- ------------ -------------
Stock Issued For:                         -           -            -          12,500

 Cash                                     -           -            -       1,222,755

 Consulting fees                          -           -            -         413,895

 Professional Services                    -           -            -         173,162

 Advertising services                     -           -            -         743,511

 504 & 506 offering
                                          -           -            -            -
 Common stock to be
  issued
                                          -           -            -         195,000
Convertible debt
 - financing costs                        -           -            -          (3,000)

Cancelled shares                   (3,541,860)        -            -      (3,541,860)
                                 ------------- ----------- ------------ -------------
Net loss 1999

BALANCE, SEPTEMBER 30, 1999      $(8,364,140)  $ (201,920) $    (1,260) $   (623,616)
===========================      ============  =========== ============ =============




                See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------




                                                         1999          1998
                                                     ------------  ------------

NET SALES                                            $   968,758   $   919,905

COST OF SALES                                            661,707       481,349
                                                     ------------  ------------

GROSS PROFIT                                             307,051       438,556
                                                     ------------  ------------
OPERATING EXPENSES
 Executive compensation                                  390,988       235,802
 Salaries                                                111,671       279,462
 Employee benefits                                         6,158         6,479
 Payroll taxes                                            20,852        20,184
 Consulting fees                                       1,339,287     3,241,466
 Royalties                                                23,440        20,753
 Travel and entertainment                                105,649        40,872
 Telephone and utilities                                  43,846        46,172
 Marketing & advertising                                 822,306        98,110
 Professional fees                                       616,282        75,494
 Rent                                                     25,459        52,302
 Office and other expenses                                89,143        24,415
 Equipment rental and expense                             11,558         7,953
 Insurance                                                20,706        10,979
 Auto expense                                                676         1,500
 Depreciation and amortization                            33,135        30,214
 Bad debts                                                 1,000       300,000
 Taxes - other                                             2,728         1,370
 Repairs and maintenance                                   5,138         2,238
 Moving expense                                             -            6,055
 Bank charges                                              3,228         1,610
                                                     ------------  ------------

    TOTAL OPERATING EXPENSES                           3,673,250     4,503,430
                                                     ------------  ------------

LOSS BEFORE INTEREST AND OTHER INCOME                 (3,366,199)   (4,064,874)
                                                     ------------  ------------

INTEREST & OTHER INCOME (EXPENSE)
 Interest income                                          10,215         8,475
 Interest and financing expense                         (208,641)         -
 Other income - debt forgiveness                          25,607          -
 Settlement agreement - attorney,
  net of allowance                                          -             -
 Loss on abandonment of assets                            (2,842)         -
                                                     ------------  ------------

    TOTAL INTEREST & OTHER INCOME
     (EXPENSE)                                          (175,661)        8,475
                                                     ------------  ------------

NET LOSS                                             $(3,541,860)  $(4,056,399)
--------                                             ============  ============

NET LOSS PER COMMON SHARE-
 BASIC AND DILUTED                                   $      (.15)  $      (.28)
                                                     ============  ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING - BASIC AND DILUTED                      22,945,540    14,419,873
                                                     ============  ============

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------


                                                          1999         1998
                                                      ------------ ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                             $(3,541,860) $(4,056,399)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Amortization of goodwill                                 26,003       23,352
  Depreciation and amortization                             7,132        6,862
  Other income - debt forgiveness                         (25,607)         -
  Write-off of fixed assets                                 2,842          793
  Provision for bad debts                                   1,000      300,000
  Consulting, advertising and compensation
   incurred in exchange for common stock                1,756,812    3,428,550
  Convertible debt - financing costs                      195,000          -
  Changes in assets and liabilities
   (Increase) decrease in:
    Accounts receivable                                   (35,637)     (61,699)
    Inventory                                              10,122       (1,434)
    Prepaid expenses                                      (10,813)      11,846
    Advances to suppliers                                   7,839       (7,839)
    Interest receivable                                    14,279      (11,548)
   Increase (decrease) in:
    Accounts payable and accrued expenses                 411,835      103,139
    Royalties payable                                     (20,753)      20,753
    Deferred revenue                                         -         (68,598)
    Customer deposits                                     (29,427)      29,427
                                                      ------------ ------------

   Net cash used in operating activities               (1,231,233)    (282,795)
                                                      ------------ ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                       (30,710)      (7,204)
 (Increase) decrease in notes
  receivable - shareholders and
  related parties                                          36,280      (41,599)
 Increase in security deposits                               (700)        -
 (Increase) in notes receivable                              -        (300,000)
 Cash provided by subsidiary
  acquisition                                                -          60,930
                                                      ------------ ------------

   Net cash provided by (used in)
    investing activities                                    4,870     (287,873)
                                                      ------------ ------------

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND 1998
                 -----------------------------------------------


                                                          1999         1998
                                                      ------------ ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from notes payable                                 -          25,000
 Proceeds from convertible debt                           620,000         -
 Proceeds from sale of common stock                         4,030        4,498
 Proceeds from additional paid in capital                 751,981      694,701
 Purchase of treasury stock                                  -        (201,920)
                                                      ------------ ------------

   Net cash provided by financing
    activities                                          1,376,011      522,279
                                                      ------------ ------------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        149,648      (48,389)

CASH AND CASH EQUIVALENTS -
 BEGINNING OF YEAR                                          5,415       53,804
                                                      ------------ ------------

CASH AND CASH EQUIVALENTS -
---------------------------
 END OF YEAR                                          $   155,063  $     5,415
 ------------                                         ============ ============



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

The Company has incurred a liability in the total amount of $70,709 in 1999 and $30,937 in 1998 which is due to the former sole shareholder of the Company's subsidiary pursuant to the acquisition agreement.

During the year ended September 30, 1999 the Company issued 1,583,600 shares of common stock for consulting, professional and advertising services having a fair value of $1,806,812, of which $50,000 was for professional services that were prepaid at September 30, 1999.

During the year ended September 30, 1998 the Company issued 1,260,000 shares of common stock in exchange for unpaid subscriptions of $ 1,260, and 4,723,200 shares of common stock for executive compensation, consulting and other services valued at $3,428,550.

                 See accompanying notes to financial statements.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         (A) Business Organization and Activity
         --------------------------------------

         Kanakaris Communications, Inc. (formerly Big Tex Enterprises, Inc.) (the "Company") was incorporated in the State of Nevada on November 1, 1991 The Company develops and supplies internet products, for electronic commerce, and operates a subsidiary which designs and installs modular consoles.

         (B) Business Combinations
         -------------------------

         On October 10, 1997 (the "Acquisition Date"), Kanakaris InternetWorks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. As of September 30, 1999, no advances have been given. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of KIW. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the date of acquisition since no trademarks, copyrights, existing or identified long-term requirement contracts or other intangibles existed at that date. Additions to goodwill resulting from the royalty for the years ended September 30, 1999 and 1998 were $39,772 and $30,937, respectively (See Note 1(I)).

         Desience is not a high technology company, but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accoutrements. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of 20 years was not appropriate. Consequently, a 15 year life was adopted.

         On November 25, 1997, KIW and its stockholders (the ("Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, the Company changed its name to Kanakaris Communications, Inc.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------


         (B) Business Combinations - (CONT'D)
         ------------------------------------

         Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition was accounted for as an acquisition of Big Tex by the Company and a recapitalization of the Company. The financial statements immediately following the acquisition are as follows: (1) the balance sheet includes the Company's net assets at historical costs and Big Tex's net assets at historical costs and (2) the statement of operations includes the Company's operations for the period presented and Big Tex's operations from November 25, 1997.

         (C) Principles of Consolidation
         -------------------------------

         The accompanying consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries Kanakaris InternetWorks Inc., and Desience. All significant intercompany balances and transactions have been eliminated in consolidation.

         (D) Use of Estimates
         --------------------

         The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         (E) Cash and Cash Equivalents
         -----------------------------

         For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------

         (F) Property and Equipment
         --------------------------

         Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 1999 and 1998 was $7,132 and $6,812, respectively.

         (G) Inventories
         ---------------

         Inventories at September 30, 1998 consisted of parts, finished goods, and collectibles and were recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

         (H) Organization Costs
         ----------------------

         Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis. Amortization expense for the years ended September 30, 1999 and 1998 was $600 respectively.

         (I) Goodwill
         ------------

         Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years. Amortization expense for the years ended September 30, 1999 and 1998 was $26,003 and $23,352, respectively.

         (J) Earnings Per Share
         ----------------------

         Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share". There were no common stock equivalents outstanding at September 30, 1998. The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

         (K) Income Taxes
         ----------------

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount. (See Note 12).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONT'D)
--------------------------------------------------------------

         (L) Concentration of Credit Risk
         --------------------------------

         The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash and cash equivalents.

         (M) New Accounting Pronouncements
         ---------------------------------

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

         (N) Stock Options
         -----------------

         In accordance with Statement of Financial Accounting Standards No. 123 (FAS No. 123), the Company has elected to account for stock options issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations (See Note 9).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
------------------------------------------------------------

The following is a summary of notes receivable at September 30, 1999 and 1998:

                                                                                         1999           1998
                                                                                      ----------     ----------
Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                           $  56,320      $  70,400

Notes receivable - Shareholder, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              49,920         62,400

Notes receivable - Related Party, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              23,198         28,998

Notes receivable - Related Party, unsecured. Interest at 6.625% is payable beginning June 30, 1998 when all accrued interest will be due, then annually on each subsequent June 30. Principal payments are due beginning December 31, 1998 when one-fifth of the outstanding amount is due. Subsequent payments are due one-fifth each December 31 until February 26, 2002 when all
 outstanding principal and interest is due.                                              15,680         19,600

                                      F-14

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE  2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES - (CONT'D)
-----------------------------------------------------------------------

                                                                                         1999           1998
                                                                                      ----------     ----------

Note receivable - Shareholder, unsecured. Interest at 8%, principal and interest is payable in five annual installments of $38,250 beginning September 30, 1998.
 The note was prepaid through a portion of the year 2000                                101,915        101,915
                                                                                      ----------     ----------

 Total Notes Receivable                                                                 247,033        283,313

Less: Current maturities                                                                 61,695         36,280
                                                                                      ----------     ----------

TOTAL NOTES RECEIVABLE - LESS CURRENT
-------------------------------------
  MATURITIES                                                                          $ 185,338      $ 247,033
  ----------                                                                          ==========     ==========

The aggregate amount of notes receivable maturing in each of the three years subsequent to September 30, 1999 is as follows:

For the year ending September 30, 2000              $  61,695
                                  2001                 74,529
                                  2002                110,809
                                                    ----------
                                                    $ 247,033
                                                    ==========
NOTE 3 - NOTE RECEIVABLE
------------------------

         As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the year ended September 30, 1998 of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note is payable in monthly installments of $20,833 commencing February 15, 1999. The note is currently in default and the Company has recorded a bad debt allowance on the entire amount of the note as of September 30, 1999.

         The Company was negotiating with its former attorney relating to a further financial settlement concerning the actions of the attorney.

         The Company's efforts to informally resolve this matter proved to be unsuccessful and the Company intends to vigorously pursue its claims. (See Note 7(B)).

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 4 - NOTE PAYABLE
---------------------

         At September 30, 1998, the Company had a note payable, in the original amount of $25,000 dated June 25, 1998. Interest accrued at 5% per month that was due and payable on the retirement of the note. The note and accrued interest was satisfied on May 26, 1999 under a settlement agreement which resulted in a forgiveness of debt in the amount of $25,607.

NOTE 5 - PREFERRED STOCK
------------------------

         The Company has authorized the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1
         (B) are convertible to common stock at an initial conversion rate of one share of common stock per share of Class A Preferred. The preferred stock also has 3 to 1 voting rights over all common stock.

         In July 1999, the board of directors approved a resolution to change the voting rights from 3 to 1 to a 20 to 1 voting preference. This change will need to be approved by a majority of the common stockholders.

NOTE 6 - PRIVATE PLACEMENT
--------------------------

         June 15, 1998, the Company prepared an Offering Memorandum under Securities and Exchange Commission Regulation D, Rule 504 promulgated thereunder to raise $625,000 by offering shares of the Company's common stock. The offering was terminated on September 28, 1998 and the Company raised $471,024 from such offering.

         On December 3, 1998 and February 18, 1999 the Company completed two offerings under the Securities and Exchange Commission Regulation D, Rule 504. In the first offering, 2,892,326 shares were sold to two investors at $.06 per share for a total of $173,540. In the second offering 475,000 shares were sold to one investor at $.50 per share for a total of $237,500. On June 17, 1999 the Company initiated a Regulation D, Rule 504 offering, but on July 23, 1999, the Company's Board of Directors voted to cancel the June 17 offering.

         The Company has also issued securities under Regulation D, Rule 506, to various investors at prices ranging from $.32 to $.50 during the year ended September 30, 1999.

NOTE 7 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

         (A) Leases
         ----------

         On October 8, 1998 the Company, as subtenant, entered into a

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

         (A) Leases - (Cont'd)
         ---------------------

         sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it increased to $1,579 a month until August 20, 2000. Future annual minimum rentals under this sublease agreement for the year ended September 30, 1999 is $ 17,369.

         (B) Legal Actions
         -----------------

         On September 15, 1999, an individual filed a complaint against the Company and the executive who is the Chairman of the Board, President and Chief Executive Officer in Los Angeles Superior Court alleging breach of contract and fraud. The fraud claim was based primarily on alleged misrepresentation and concealment involving a consulting agreement between the Company and the individual. The individual alleged that he is entitled to certain stock options, of which 75% of the option price allegedly is already deemed paid in exchange for services allegedly rendered to the Company. The individual is attempting to exercise the options for the purchase of a certain number of shares to which he claims to be entitled pursuant to the agreement. The Company has engaged counsel to analyze the complaint and vigorously defend the Company against all of the claims. Company's counsel has filed an action with the court to dismiss the Plaintiff's complaint because it is without merit.

         On October 14, 1999, an Illinois Corporation filed suit against the Company and the Company's stock transfer agent and registrar, in the Circuit Court of Cook County, Illinois. The case was removed to the United States District Court for the Northern District of Illinois, Eastern Division. In the complaint, the Illinois Corporation sought damages in excess of $50,000 under breach of contract and various other state law theories in connection with the Company's unwillingness to permit them to transfer shares of the Company's common stock held by the Illinois Corporation. The Company believes that the shares were wrongfully converted by a predecessor to the Illinois Corporation. The Company engaged counsel to analyze the complaint, vigorously defend the Company against all of the Illinois Corporation's claims and pursue any appropriate counterclaims the Company may have.

         On August 5, 1999, the Company filed a Complaint in the Los Angeles Superior Court against its former securities attorney along with 20 unnamed Defendants claiming damages for breach of contract, conversion fraud and deceit and negligence. This Complaint arises out of the alleged transfer of certain funds without the Company's authorization

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

         (B) Legal Actions - (Cont'd)
         ----------------------------

         to an unknown entity by named and possible unnamed Defendants. The Company intends to vigorously pursue this action until its resolution either through a jury trial or by fashioning an appropriate settlement agreement.

         In the normal course of business, there may be various other legal actions and proceedings pending which seek damages against the Company. Management believes that the amounts if any, that may result from these claims, will not have a material adverse effect on the financial statements.

         (C) Securities and Exchange Commission Informal Inquiry
         -------------------------------------------------------

         In August 1998, the Securities and Exchange Commission ("SEC") began an informal inquiry relating to the sales of shares of the Company in 1996 and 1997 to the former shareholders of Kanakaris InternetWorks, Inc. ("KIW") (See Note 1(B)). Approximately 6,000,000 shares were sold to investors of KIW. Named in the inquiry as defendants were the Company and its President and former Vice President.

         On August 9, 1999, a final judgement of permanent injunction and other relief was entered into in connection with the execution by each defendant of a consent to entry of injunction and the payment by each of the President and former Vice President of a $25,000 civil penalty. Without admitting or denying any guilt involving the violations cited in the decrees, the President, former Vice President and the Company each have agreed pursuant to the consents to entry of injunction not to take any actions that would violate federal securities laws in connection with the offer, purchase or sales of securities.

         (D) Year 2000 Issues
         --------------------

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. All internal management software is Microsoft based and

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

        (D) Year 2000 Issues - (Cont'd)

         management continually monitors the Year 2000 status of such software. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

         In addition to the effect of Year 2000 issues on the Company's accounting and management systems, Year 2000 issues may effect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures.

         (E) Letter of Intent
         --------------------

         On January 26, 1999, the Company entered into a Letter of Intent with Timothy L. Waller to develop, design, and maintain two Real Estate Web
         Sites: (1) www.brea.com (Bank Real Estate Auctions) is intended to be used to sell bank owned real estate via the internet in an auction like atmosphere and (2) www.fsbomls.com (For Sale By Owner Multiple Listing Service) is intended to enable real estate owners to market and sell their property without the services of a professional real estate broker. The two parties intended to sign a formal agreement and are still in negotiations as of the date of this report.

         (F) License Agreement
         ---------------------

         On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (F) License Agreement - (Cont'd)
         --------------------------------

         restrictions apply to the use of the software. At the option of the Company to be exercised until August 30, 1999, the license with regard to E*Web shall be exclusive to the Company for a license fee of $1,000,000 (See Below). The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share one time at any time between June 1, 1999 and December 31, 2005.

         The Company did not exercise the exclusive $1,000,000 license option contained in the agreement it has with ION, but the Company continues to use Ion Systems, Inc. products and computer software, under the terms contained in the Agreement dated February 18, 1999.

         (G) Service Agreements
         ----------------------

         On April 15, 1999, the Company entered into a six month agreement with Wall Street Advancement, Inc. (WSA), whereby WSA would locate and introduce the Company to fund managers, analysts, selected retail and institutional brokers and introduce the Company to investment writers. The Company will provide WSA with a three year option to purchase 300,000 shares of Rule 144 stock with "piggy back" registration rights at three dollars and fifty cents per share. The first 100,000 shares are due upon signing, the next 100,000 shares are due in the third month, and the final 100,000 shares are due in the fifth month. The Company also agreed to allocate thirty thousand dollars of cash as well as sixty thousand shares of Rule 144 stock with "piggy back" registration rights to Wall Street Advancement, Inc. As of June 30, 1999, no services had been provided. In July of 1999, there was a verbal conversation with representatives of the Wall Street Advancement group wherein, the Company verbally requested to have the service agreement placed on hold. As of September 30, 1999 no stock or stock options have been issued under this agreement and therefore no compensation expense has been recognized under SFAS No. 123.

         On April 20, 1999, the Company entered into a one year service agreement (effective June 15, 1999) with GEO Publishing, Inc. ("GEO"), whereby GEO will provide their "emblazed" technology for their web page, as well as weekly assistance in live broadcasting over the internet. In consideration for GEO's services, the Company will provide five hours of audio content weekly and pay a monthly fee of $7,500. GEO will pay the Company 50% of any net revenues actually received by GEO in connection with sales placed at the Company's broadcast page. The Company is in the process of re-negotiating the terms of the service

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (G) Service Agreements - (Cont'd)
         ---------------------------------

         contract with GEO and no consideration as yet been exchanged between the parties.

         (H) Internet Data Center Services Agreements
         --------------------------------------------

         Effective June 27, 1999, the Company entered into an agreement with Exodus Communications, Inc. to provide the Company with internet data services. Under the agreement, Exodus Communications, Inc. will perform these services under a discounted pricing arrangement, a schedule of which is incorporated into the agreement. In consideration for this pricing arrangement, Exodus Communications, Inc. will receive some equity in the form of common stock on a par basis with the discounts extended, to be determined.

         On August 23, 1999, the Company entered into a one-year agreement with ScreamingMedia, Inc. to receive daily customized content update for the Company's web site. Under the terms of this agreement, the Company will pay ScreamingMedia $12,000, of which $3,000 was paid in August 1999. The balance of $9,000 is payable in twelve monthly installments of $750.

         Effective August 9, 1999, the Company entered into an agreement with Microsoft Corporation whereby Microsoft will promote certain of the Company's web sites in consideration for the Company's promotion of specified Microsoft Windows Media Technology on the Company's web sites through December 30, 2001. No expense or income has been recorded by the Company for the year ended September 30, 1999 relating to this agreement because under APB No. 29, Accounting For Non-monetary Transactions, the fair values of such web site promotions are not determinable within reasonable limits.

         (I) Internet Content Provider Agreement
         ---------------------------------------

         Effective August 1, 1999, the Company entered into an agreement with InXsys Corporation (InXsys) granting the Company the right to incorporate InXsys's Aggregated ClassiFIND On-Line Classifieds, Buy Sell Bid On-Line Personals Co-Branded Services as Revenue-Generating and Traffic-Building Content within the Company's Website by placement of one or more hotlinks and/or banners to the InXsys sites. Under the terms of this agreement, the Company shall receive a Referral Commission equal to a percentage, as defined in the agreement, of the net user fees collected.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 7 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
------------------------------------------------

         (J) Letter of Intent - Financial Services
         -----------------------------------------

         On September 29, 1999, the Company entered into a Letter of Intent with National Investment Resources, LLC ("NIR") whereby NIR intends to structure investment and funding vehicles amounting to $10,000,000 for the Company in accordance with the rules and regulations of the Securities and Exchange Commission. Under the terms of this Letter of Intent, NIR will use its best efforts to cause these investments to be funded. In exchange for these services, the Company agrees to compensate NIR from the proceeds of the investments in the amount of 10% of the gross amount funded to the Company and 3% in non-accountable expenses. As a method of funding the Company, in connection with this agreement, NIR acted as nominee for various investors who purchased Convertible Debentures from the Company (See Note 11B).

NOTE 8 - REVOLVING LINE OF CREDIT
---------------------------------

         On February 25, 1999, the Company entered into a Revolving Line of Credit Agreement ("the Agreement") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm which expires December 10, 2001. Under the terms of the Agreement, Alliance will make available a $7 million revolving line of credit with interest on the unpaid principal at 10% per annum. The funds from the line of credit will enable the Company to pursue current Internet opportunities and commerce development. Under the terms of the Agreement the Company may draw up to $500,000 per month on the total line of credit upon written request by the Company to the Lender. Additionally the parties have agreed that any portion of the indebtedness may be paid back by the Company either with cash or by the issuance of common stock. Furthermore, in a separate Memorandum of Agreement the two parties agreed that Alliance will provide ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock. See Note 11(A) for issuance of convertible debt to Alliance.

NOTE 9 - STOCK INCENTIVE PLAN
-----------------------------

         On January 6, 1999, the Company's Board of Directors created a stock option plan, entitled the 1999 Stock Incentive Plan (the "Plan") which was adopted by the Board of Directors on July 9, 1999. The incentive portion of the plan requires shareholder approval. The plan was developed to provide a means whereby designated officers, employees and certain non-employee directors of the Company and its Subsidiaries may be granted incentive or non-qualified stock options to purchase common stock of the Company.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 9 - STOCK INCENTIVE PLAN - (CONT'D)
----------------------------------------

         The Company applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options issued under the plan as of September 30, 1999. Had compensation cost for the Company's stock-based compensation plan been determined on the fair value basis at the grant dates for awards under that plan, consistent with Statement of Accounting Standards No 123, "Accounting for Stock Based Compensation" (Statement No. 123), the Company's net loss for the year ended September 30, 1999 would have been increased to the pro-forma amounts indicated below.


         Net loss                  As reported        $ (3,541,860)
                                   Pro forma          $ (3,844,673)
         Net loss per share
         (basic and diluted)       As reported        $ (0.15)
                                   Pro forma          $ (0.17)

         The effect of applying Statement No. 123 is not likely to be representative of the effects on reported net loss for future years due to, among other things, the effects of vesting.

         The Plan authorizes options up to an aggregate of 2,750,000 shares of the Company's common stock, all of which have been reserved as of January 6, 1999. Under the terms of the Plan, the Company may grant incentive and nonqualified stock options to officers, employees and non-employee directors. Non-employee directors may only be granted nonqualified stock options. The exercise price of the stock options must equal at least 100% of the fair market value of the common stock at the date of grant and must equal at least 110% of the fair market value of the common stock at the date of grant in the case of incentive stock options granted to employees owning more than ten percent of the total combined voting power of all classes of stock of the Company. The term of the stock options shall be ten years or such shorter period as determined by the Compensation Committee (the "Committee") from the date of grant. In the case of incentive stock options which are granted to employees owning more than ten percent of the total voting power of all classes of stock of the Company, the term may not exceed five years. Incentive stock options are exercisable over their term in such periodic installments as determined by the Committee. Nonqualified stock options granted to employees of the Company are exercisable immediately from the date of grant. Nonqualified stock options that are granted to non-employee directors have a term of ten years from the date of grant and are first exercisable six months and one day from the later of the date of grant or the date of shareholder approval of the Plan.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 9 - STOCK INCENTIVE PLAN - (CONT'D)
----------------------------------------

         For financial statement disclosure purposes the fair market value of each stock option granted during 1999 was estimated on the date of grant using the Black-Scholes Model in accordance with Statement No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.56%, volatility of 248% and expected term of three years.

         A summary of the Company's Stock Option Plan as of September 30, 1999 and changes during the year is presented below:

                                                             Weighted
                                             Number of        Average
                                             Options       Exercise Price
                                             -------       --------------
         Stock Options
          Balance at beginning of period          -                  -
          Granted                            2,350,000            $ 0.22
          Exercised                               -                  -
          Forfeited                               -                  -
                                             ---------            ------
          Balance at end of period           2,350,000            $ 0.22
                                             =========            ======

          Options exercisable at end
           of period                         1,300,000            $ 0.25
                                             =========            ======

          Weighted average fair value
           of options granted during
           the period                                             $ 0.17
                                                                  ======

         The following table summarizes information about stock options outstanding at September 30, 1999:

             Options Outstanding                    Options Exercisable
-----------------------------------------------   -----------------------
                          Weighted
             Number        Average    Weighted      Number      Weighted
Range of  Outstanding    Remaining    Average     Exercisable   Average
Exercise  At Sept. 30   Contractual   Exercise    At Sept. 30   Exercise
 Price       1999          Life         Price        1999        Price
--------  -----------   ----------    --------   ------------  ---------

$0.18       1,050,000    6.87  Years  $   0.18         -         $  -
$0.25       1,300,000    9.25         $   0.25    1,300,000      $ 0.25
            ---------                             ---------
$0.18-0.25  2,350,000    8.19         $   0.22    1,300,000      $ 0.25
            =========                             =========

NOTE 10 - COMMON STOCK OFFERING
-------------------------------

         On August 10, 1999, the Company submitted an initial registration statement under Form SB-2 whereby the Company was offering 5,000,000 shares of common stock and common stock options.


         On November 19, 1999, the Company submitted an amended registration statement Form SB-2 whereby the Company is registering 1,783,334

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 10 - COMMON STOCK OFFERING - (CONT'D)
------------------------------------------

         shares of common stock that may be issued upon conversion of their 10% Convertible Subordinated Debentures that were issued in two private placement transactions not involving a public offering (See Note 11).

         On June 28, 1999, the Company had entered into a Financial Consulting Agreement with RH Investment Corporation, as an advisor, to structure and formalize an offering of the Company's securities pursuant to the SB-2 registration statement filed with the Securities and Exchange Commission as previously discussed above. Under the Agreement, the Company and Advisor agreed to, (i) a strategic alliance wherein the advisor would assist the Company in funding its ongoing capital requirements, (ii) provide the Company with investment banking services relating to financial planning and capital sourcing and (iii) seek to form a non-exclusive underwriting syndicate for the Company's SB-2 offering. On September 30, 1999, the Company exercised its right to terminate this contract with a written 30-day notice as provided for under the terms of this agreement.

NOTE 11 - CONVERTIBLE DEBT
--------------------------

         (A) Alliance Equities
         ---------------------

         In order to provide working capital and financing for the Company's expansion, on August 5, 1999 the Company entered into an agreement with Alliance Equities ("the Purchaser") whereby the Purchaser will acquire up to $1.2 million of the Company's 10% Convertible Subordinated Debentures, due August 4, 2000. Under the agreement the Purchaser will make the funds available to the Company and the Company will draw funds and issue Debentures to the Purchaser as the Company requires funding.

         The Debentures and the Company's common stock on conversion of the Debentures have not been registered, therefore the Debentures or the shares of stock must be registered before they can be subsequently resold. (See Note 10)

         The Purchaser may convert the debenture and accrued interest to common stock at a conversion price of $0.60 per shares ("fixed conversion price") at any time after the issuance date or automatically at the earlier of (i) an effective date of an IPO where the Company raises at least $5,000,000 from the sale of common stock or (ii) a quote or list date on a natural exchange or NASDAQ with a bid price of at least $5.00.

         The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 11 - CONVERTIBLE DEBT - (CONT'D)
-------------------------------------

         (A) Alliance Equities - (Cont'd)
         --------------------------------

         Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $130,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

         As of September 30, 1999, the Company has issued $520,000 of these convertible debentures to Alliance Equities.

         (B) NIR Group - Nominee
         -----------------------

         In order to provide working capital and financing for the Company's expansion, on September 27, 1999 the Company entered into an agreement with NIR Group as nominee for various investors ("the Purchaser") whereby the Purchaser will acquire up to $680,000 of the Company's 10% Convertible Subordinated Debentures, due September 29, 2000.

         The Debentures and the Company's common stock on conversion of the Debentures have not been registered, therefore the Debentures or the shares of stock must be registered before they can be subsequently resold. (See Note 10)

         The Purchaser may convert the debenture and accrued interest to common stock at a conversion price of $0.60 per shares ("fixed conversion price") at any time after the issuance date or automatically at the earlier of (i) an effective date of an IPO where the Company raises at least $5,000,000 from the sale of common stock or (ii) a quote or list date on a natural exchange or NASDAQ with a bid price of at least $5.00.

         The debenture contains a contingency provision whereby, if the Company issues common stock at a price less than both the fixed conversion price and the then market price on the date of issuance, the fixed conversion price shall be adjusted as stipulated in the agreement. Pursuant to the Rules and Regulations of the Securities and Exchange Commission regarding beneficial conversion features, the Company has expensed as financing costs any excess of the fair market value of the common stock at the debenture issuance date over the fixed conversion price, which amounted to $65,000. There is no amortization period for these financing costs since the debentures are convertible immediately upon issuance.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------

NOTE 11 - CONVERTIBLE DEBT - (CONT'D)
-------------------------------------

         (B) NIR Group - Nominee - (Cont'd)
         ----------------------------------

         As of September 30, 1999, the Company issued $100,000 of these convertible debentures to a member of the NIR Group (See Note 13 for subsequent proceeds from the sale of convertible debentures).

NOTE 12 - INCOME TAXES
----------------------

         The Company's tax expense differs from the "expected" tax expense (benefit) for the year ended September 30, 1999 (computed by applying the Federal corporate tax rate of 34 percent to loss before taxes as follows:

         Computed "expected" tax (benefit)                $(589,000)
         Change in valuation allowance                      589,000
                                                          ---------
                                                          $    -
                                                          =========

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 1999 are as follows:

         Deferred tax assets:

         Net operating loss carry-forward                 $ 875,500
                                                          ---------
         Total gross deferred tax assets                    875,500
         Less valuation allowance                           875,500
                                                          ---------
                                                          $     -
                                                          =========

         At October 1, 1998, the valuation allowance was $286,500. The net change in the valuation allowance during the year ended September 30, 1999 was an increase of $589,000. As of September 30, 1999, the Company has net operating loss carryforwards in the aggregate of $2,415,000 which expire in various years through 2019.

NOTE 13 - SUBSEQUENT EVENTS
---------------------------

         On October 21, 1999, the Company entered into an agreement with eConnect to enter into a joint venture and strategic alliance to be called Internet Cash Programming (ICP). ICP will enable the consumer the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card payments. ICP shall be formed as a Nevada Corporation and shall authorize 1,000,000 shares of stock of which the Company will receive 400,000 shares, eConnect will receive 400,000 shares and 200,000 shares will remain in ICP Treasury. The Company shall retain managing control of ICP. All profits of ICP will be equally split between eConnect and the Company. The stated purpose of eConnect and the Company is to bring ICP public by September 2000.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 13 - SUBSEQUENT EVENTS - (CONT'D)
--------------------------------------

         On November 1, 1999 the Company signed a Memorandum of Understanding with SyCoNet.Com, Inc. ("SyCoNet"). SyCoNet will make available all properties which it has internet online distribution rights to, both now and in the future, for direct over-the internet delivery by the Company. The Company will incur encoding and bandwidth charges for those properties which it exercises its option to deliver over the Internet, and will pay SyCoNet 70% of the online access gross fees and 25% of the product specific gross advertising fees pertaining to this product.

         On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights to the Company. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain its royalties on at least a quarterly basis, an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges.

         On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation ("Microsoft"). Microsoft will assist the Company with the development of an audio/video enhanced Website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network intrastructure.

         In October and November 1999, the Company received an additional $378,500 in proceeds, net of commissions, from the sale of Convertible Debentures by the NIR Group.

NOTE 14 - SEGMENT INFORMATION
-----------------------------

         As discussed in Note 1(A) the Company's operations are classified into two reportable business segments: Kanakaris Communications, Inc. which supplies internet products for Electronic Commerce and Desience Corporation which designs and installs modular consoles primarily for various US Government Agencies. Both of the Company's business segments have their headquarters and major operating facilities located in the United States. The principal markets for the Company's products are in the United States. There were no inter-segment sales or purchases. Financial information by business segment is summarized as follows:

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1999 AND 1998
                        ---------------------------------


NOTE 14 - SEGMENT INFORMATION - (CONT'D)
----------------------------------------

                                     INTERNET       MODULAR
                                     COMMERCE       CONSOLES      TOTAL
                                     --------       --------      -----

          1999
          ----
          REVENUES                 $     31,162   $  937,596  $  968,758
          SEGMENT PROFIT (LOSS)      (3,692,570)     150,710  (3,548,860)
          TOTAL ASSETS                  738,435      261,868   1,000,303
          ADDITIONS TO LONG-
           LIVED ASSETS                  30,710         -         30,710
          DEPRECIATION AND
           AMORTIZATION                  32,165          970      33,135

                                     INTERNET       MODULAR
                                     COMMERCE       CONSOLES      TOTAL
                                     --------       --------      -----

          1998
          ----
          REVENUES                 $     89,783   $  830,122  $  919,905
          SEGMENT PROFIT (LOSS)      (4,004,486)     (51,913) (4,056,399)
          TOTAL ASSETS                  635,291      152,679     787,970
          ADDITIONS TO LONG-
           LIVED ASSETS                   7,204         -          7,204
          DEPRECIATION AND
           AMORTIZATION                  27,906        2,308      30,214

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Kanakaris Communications, Inc.

We have audited the accompanying consolidated balance sheets of Kanakaris Communications, Inc. and Subsidiaries (formerly Kanakaris InternetWorks, Inc. and Subsidiary) as of September 30, 1998 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 1998 and for the period from February 25, 1997 (inception) to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kanakaris Communications, Inc. and Subsidiaries (formerly Kanakaris InternetWorks, Inc. and Subsidiary) as of September 30, 1998 and 1997 and the results of their operations and their cash flows for the year ended September 30, 1998 and for the period from February 25, 1997 (inception) to September 30, 1997 in conformity with generally accepted accounting principles.

                                                  /s/ WEINBERG & COMPANY, P.A.


Boca Raton, Florida
March 10, 1999 (Except for
Notes 1(B) and 6(B) as to
which the date is September 21, 1999)

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997
                           ---------------------------

                                     ASSETS
                                     ------

                                                        1998            1997
                                                     ----------      ----------
CURRENT ASSETS
 Cash                                                $   5,415       $  53,804
 Accounts receivable                                   118,473            -
 Inventory                                              10,122            -
 Advances to suppliers                                   7,839            -
 Current maturities of notes
  receivable-shareholders and
  related parties                                       36,280          39,160
 Interest receivable                                    16,683           5,135
                                                     ----------      ----------

   Total Current Assets                                194,812          98,099
                                                     ----------      ----------


PROPERTY AND EQUIPMENT
 Furniture and equipment                                22,631           8,044
 Less: Accumulated depreciation                         (6,184)         (1,584)
                                                     ----------      ----------

   Total Property and Equipment                         16,447           6,460
                                                     ----------      ----------


OTHER ASSETS
 Notes receivable - shareholders and
  related parties - non-current                        247,033         202,554
 Organization costs - net                                2,050           2,650
 Security deposits                                         700            -
 Goodwill - net of amortization                        326,928            -
                                                     ----------      ----------

   Total Other Assets                                  576,711         205,204
                                                     ----------      ----------


TOTAL ASSETS                                         $ 787,970       $ 309,763
------------                                         ==========      ==========


                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                           CONSOLIDATED BALANCE SHEETS
                           SEPTEMBER 30, 1998 AND 1997
                           ---------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                        1998            1997
                                                     ----------      ----------

CURRENT LIABILITIES
 Accounts payable and accrued expenses             $   521,432       $  18,773
 Notes payable                                          25,000            -
 Due to former shareholder of subsidiary                30,937            -
 Customer deposits                                      29,427            -
                                                     ----------      ----------

   Total Current Liabilities                           606,796          18,773
                                                     ----------      ----------

LONG-TERM LIABILITIES
 Royalties payable                                      20,753            -
                                                     ----------      ----------

   Total Liabilities                                   627,549          18,773
                                                     ----------      ----------

STOCKHOLDERS' EQUITY
 Preferred stock, $0.01 par value
  in 1998 and 1997; 5,000,000 and
  1,697,280 shares authorized in
  1998 and 1997; 1,000,000 Class A Convertible
  Preferred and 1,697,280 Preferred Stock
  issued and outstanding in 1998 and 1997               10,000          16,973
 Common stock, $0.001 and $0.01 par
  value in 1998 and 1997; 100,000,000
  and 3,302,720 shares authorized in
  1998 and 1997; 19,179,636 issued and
  19,080,612 outstanding in 1998; 2,802,154,
  shares issued and outstanding in 1997                 19,179          28,022
 Common shares to be issued,
  1,340,140                                              1,340            -
 Additional paid-in capital                          5,155,362       1,011,876
 Accumulated deficit                                (4,822,280)       (765,881)
 Less subscriptions receivable
  (1,260,000 shares, common)                            (1,260)           -
                                                     ----------      ----------
 Total paid-in capital and
  retained earnings                                    362,341         290,990
 Less cost of treasury stock
  (99,024 shares, common)                             (201,920)           -
                                                     ----------      ----------
 TOTAL STOCKHOLDERS' EQUITY                            160,421         290,990
                                                     ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                              $ 787,970       $ 309,763
                                                     ==========      ==========


                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997
         ---------------------------------------------------------------

                                              1998            1997
                                          ------------    ------------

NET SALES                                 $   919,905     $     8,475

COST OF SALES                                 481,349            -
                                          ------------    ------------

GROSS PROFIT                                  438,556           8,475
                                          ------------    ------------

OPERATING EXPENSES
 Executive compensation                       235,802            -
 Salaries                                     279,462            -
 Employee benefits                              6,479            -
 Payroll taxes                                 20,184            -
 Consulting fees                            3,241,466         453,841
 Royalties                                     20,753            -
 Development costs                               -             85,253
 Travel and entertainment                      40,872          20,333
 Telephone and utilities                       46,172          18,656
 Marketing                                     27,384          14,717
 Professional fees                             75,494          12,027
 Rent                                          52,302          11,450
 Office supplies and expense                   10,703           9,185
 Equipment rental and expense                   7,953           4,279
 Insurance                                     10,979           4,251
 Auto expense                                   1,500           2,000
 Depreciation and amortization                 30,214           1,934
 Provision for bad debt                       300,000            -
 Taxes - other                                  1,370            -
 Repairs and maintenance                        2,238           1,093
 Other expenses                                13,712            -
 Moving expense                                 6,055            -
 Advertising                                   70,726         140,472
 Bank charges                                   1,610            -
                                          ------------    ------------

    TOTAL OPERATING EXPENSES                4,503,430         779,491
                                          ------------    ------------

LOSS BEFORE INTEREST INCOME                (4,064,874)       (771,016)

Interest income - net                           8,475           5,135
                                          ------------    ------------

NET LOSS                                  $(4,056,399)    $  (765,881)
--------                                  ============    ============

NET LOSS PER COMMON SHARE                 $    (.2813)    $    (.2733)
                                          ============    ============

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING                        14,419,873       2,802,154
                                          ============    ============


                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1998
     -----------------------------------------------------------------------


                                                            COMMON STOCK
                                      COMMON STOCK          TO BE ISSUED         PREFERRED STOCK        ADDITIONAL
                               -----------------------   -------------------   ---------------------      PAID-IN
                                 SHARES       AMOUNT      SHARES      AMOUNT     SHARES      AMOUNT       CAPITAL
                               ----------   ----------   ---------   -------   ----------   ---------   ------------
Stock Issued For:
 Cash                             427,174   $   4,272         -          -      1,697,280   $ 16,973    $   515,203
 Consulting fees                2,294,980      22,950         -          -           -          -           357,473
 Advertising services              80,000         800         -          -           -          -           139,200

Net loss 1997                        -           -            -          -           -          -              -
                               ----------   ----------   ---------   -------   ----------   ---------   ------------

Balance, September 30, 1997     2,802,154      28,022         -          -      1,697,280     16,973      1,011,876

Stock Issued For:
 Cash                              22,680         227         -          -           -            -          43,073
 Consulting fees                1,500,843      15,008         -          -           -            -       2,850,401
 Advertising services               5,000          50         -          -           -            -           9,496

RECAPITALIZATION TRANSACTIONS:
------------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization             (4,330,677)    (43,307)        -          -     (1,697,280)   (16,973)        60,280
 Pre exchange Big Tex
  Common stock outstanding      6,000,000       6,000         -          -           -          -            (6,000)

 Surrender of Common Stock by
  50% Shareholder of Big Tex   (3,000,000)     (3,000)        -          -           -           -            3,000

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.           6,000,000       6,000          -         -           -           -           (6,000)

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                            -            -          -      1,000,000     10,000        (10,000)
                               ----------   ----------   ---------   -------   ----------   ---------   ------------

Balance after recapitalization  9,000,000       9,000         -          -      1,000,000     10,000      3,956,126

Stock Issued For:
 Cash                             155,250         155       96,000        96         -           -          184,624
 Consulting fees                1,703,200       1,703      100,000       100         -           -          306,793
 Executive compensation         3,000,000       3,000         -          -           -           -          180,750
 Advertising services              20,000          20         -          -           -           -           61,230
 504 offering                   3,981,800       3,982      537,500       537         -           -          466,505
 Subscriptions                  1,260,000       1,260         -          -           -           -             -
 Stock exchange program            59,386          59      606,640       607         -           -             (666)

Treasury stock redemption

Net loss 1998                        -           -            -          -           -           -             -
                               ----------   ----------   ---------   -------   ----------   ---------   ------------

BALANCE, SEPTEMBER 30, 1998    19,179,636   $  19,179    1,340,140   $ 1,340    1,000,000   $ 10,000    $ 5,155,362
                               ==========   ==========   =========   =======   ==========   =========   ============

                                                        TREASURY          STOCK
                                     ACCUMULATED         STOCK        SUBSCRIPTIONS
                                       DEFICIT           AMOUNT         RECEIVABLE          TOTAL
                                    --------------   --------------   --------------   --------------
Stock Issued For:
 Cash                                        -                -                -       $     536,448
 Consulting fees                             -                -                -             380,423
 Advertising services                        -                -                -             140,000

Net loss 1997                            (765,881)            -                -            (765,881)
                                    --------------   --------------   --------------   --------------

Balance, September 30, 1997              (765,881)            -                -             290,990

Stock Issued For:
 Cash                                        -                -                -              43,300
 Consulting fees                             -                -                -           2,865,409
 Advertising services                        -                -                -               9,546

RECAPITALIZATION TRANSACTIONS:
-----------------------------

 Cancellation of KIW, Inc.
  stock resulting from
  recapitalization                           -                -                -                -
 Pre exchange Big Tex
  Common stock outstanding

 Surrender of Common Stock by
  50% Shareholder of Big Tex                 -                -                -                -

 Issuance of Common Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                        -                -                -                -

 Issuance of Preferred Stock
  to Shareholders of Kanakaris
  InternetWorks, Inc.                        -                -                -                -
                                    --------------   --------------   --------------   --------------

Balance after recapitalization           (765,881)            -                -           3,209,245

Stock Issued For:
 Cash                                        -                -                -             184,875
 Consulting fees                             -                -                -             308,596
 Executive compensation                      -                -                -             183,750
 Advertising services                        -                -                -              61,250
 504 offering                                -                -                -             471,024
 Subscriptions                               -                -              (1,260)            -
 Stock exchange program                      -                -                -                -

Treasury stock redemption                    -            (201,920)            -            (201,920)

Net loss 1998                          (4,056,399)            -                -          (4,056,399)
                                    --------------   --------------   --------------   --------------

BALANCE, SEPTEMBER 30, 1998         $  (4,822,280)   $    (201,920)   $      (1,260)   $     160,421
                                    ==============   ==============   ==============   ==============

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997
         ---------------------------------------------------------------

                                               1998            1997
                                           ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                  $(4,056,399)    $  (765,881)
 Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Amortization of goodwill                      23,352            -
  Depreciation and amortization                  6,862           1,934
  Write-off of fixed assets                        793            -
  Provision for bad debts                      300,000
  Consulting and advertising fees
   incurred in exchange for common stock     3,428,550         520,423
  Changes in assets and liabilities
   (Increase) decrease in:
    Accounts receivable                        (61,699)           -
    Inventory                                   (1,434)           -
    Prepaid expenses                            11,846            -
    Advances to suppliers                       (7,839)           -
    Interest receivable                        (11,548)         (5,135)
   Increase (decrease) in:
    Accounts payable and accrued expenses      103,139          18,773
    Royalties payable                           20,753            -
    Deferred revenue                           (68,598)           -
    Customer deposits                           29,427            -
                                           ------------    ------------

   Net cash used in operating activities      (282,795)       (229,886)
                                           ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment             (7,204)         (8,044)
  (Increase) decrease in notes
   receivable - shareholders and
   related parties                             (41,599)       (241,714)
 (Increase) in notes receivable               (300,000)           -
 Payment of organization costs                    -             (3,000)
 Cash provided by subsidiary
 acquisition                                    60,930            -
                                           ------------    ------------

   Net cash used in investing
    activities                                (287,873)       (252,758)
                                           ------------    ------------

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
             (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 1998 AND FOR THE
         PERIOD FROM FEBRUARY 25, 1997 (INCEPTION) TO SEPTEMBER 30, 1997
         ---------------------------------------------------------------

                                                 1998            1997
                                              ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in notes payable                       25,000            -
 Proceeds from sale of common stock               4,498           4,272
 Proceeds from sale of preferred stock             -             16,973
 Proceeds from additional paid in capital       694,701         515,203
 Purchase of treasury stock                    (201,920)           -
                                              ----------      ----------

   Net cash provided by financing
    activities                                  522,279         536,448
                                              ----------      ----------

INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                              (48,389)         53,804

CASH AND CASH EQUIVALENTS -
 BEGINNING OF YEAR                               53,804            -
                                              ----------      ----------

CASH AND CASH EQUIVALENTS -
 END OF YEAR                                  $   5,415       $  53,804
                                              ==========      ==========


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

During the year ended September 30, 1998 the Company issued 1,260,000 shares of common stock in exchange for unpaid subscriptions of $1,260, and 4,723,200 shares of common stock for executive compensation, consulting and other services valued at $3,428,550

The Company has incurred a liability in the amount of $30,937 which is due to the former sole shareholder of the Company's subsidiary, Desience, pursuant to the acquisition agreement.

During the year ended September 30, 1997 the Company issued 2,374,980 shares of common stock for consulting fees and other services valued at $520,423.

                 See accompanying notes to financial statements.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

               (A) BUSINESS ORGANIZATION AND ACTIVITY

               Kanakaris InternetWorks, Inc. (the "Company") was incorporated in the State of Delaware on February 25, 1997. The Company develops and supplies internet products, on line products and online commerce.

               (B) BUSINESS COMBINATIONS

               On October 10, 1997 (the "Acquisition Date"), the Company consummated a Stock Purchase Agreement (the "Purchase Agreement") with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the Acquisition Date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB16, since the seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from the Company's next securities offering as a non-refundable advance on the royalty. The Company will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became an indirect wholly owned subsidiary of the Company. The fair value of the assets and liabilities acquired pursuant to the acquisition of Desience was $148,776 and $468,120, respectively, which resulted in goodwill of $319,344 at the date of acquisition, since no trademarks, copyrights, existing or identified long term requirement contracts or other intangibles existed of that date. Additions to goodwill resulting from the royalty for the year ended September 30, 1998 were $30,937 (See Note 1(I)).

               Desience is not a high technology company but designs and installs specialized business furniture for a variety of industries utilizing base designs developed in 1985. No changes have been made or are contemplated to be made to the basic furniture design, with the exception of minor additions or accoutrements. Because of the relative stability of the design of the furniture, management considered the goodwill attributable to the acquisition to be greater than 10 years. However, because of the potential for changes to the basic design in the future, management decided that a life of 20 years was not appropriate. Consequently, a 15 year life was adopted. (See Note 7 for unaudited proforma financial information.)

               On November 25, 1997, the Company and its shareholders (the ("Shareholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), a public shell, whereby the shareholders sold all of their preferred and common stock, which represented 100% of the Company's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991.

               Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. Accordingly, the Big Tex acquisition will be accounted for as an acquisition of Big Tex by the Company and a recapitalization of the Company. The financial statements

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

               immediately following the acquisition are as follows: (1) the balance sheet includes the Company's net assets at historical costs and Big Tex's net assets at historical costs and (2) the statement of operations includes the Company's operations for the period presented and Big Tex's operations from November 25, 1997. As part of the agreement, Big Tex changed its name to Kanakaris Communications, Inc.

               The dollar, share and par value amounts that appear in the 1997 balance sheet's stockholders' equity section represent the balances and denominations for such accounts prior to the acquisition and recapitalization agreements. The dollar, share and par value amounts that appear in the 1998 balance sheet's stockholders' equity section represent the balances and denominations for such accounts subsequent to the acquisition and recapitalization agreements.

               (C) PRINCIPLES OF CONSOLIDATION

               The accompanying consolidated financial statements include the accounts of the Company, Kanakaris InternetWorks, Inc. and Desience, the Company's wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

               (D) USE OF ESTIMATES

               The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

               (E) CASH AND CASH EQUIVALENTS

               For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

               (F) PROPERTY AND EQUIPMENT

               Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the years ended September 30, 1998 and 1997 was $6,262 and $1,584, respectively.

               (G) INVENTORIES

               Inventories consisting of parts, finished goods, and collectibles are recorded at the lower of cost or market, cost being determined using the first-in, first-out method.

               (H) ORGANIZATION COSTS

               Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis. Amortization expense for the years ended September 30, 1998 and 1997 was $600 and $350, respectively.

               (I) GOODWILL

               Goodwill arising from the acquisition of Desience, as discussed in Note 1 (B) - Business Combinations, is being amortized on a straight-line basis over 15 years.
               Amortization expense for the year ended September 30, 1998 was $23,352.

               (J) EARNINGS PER SHARE

               Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings per Share".

               (K) INCOME TAXES

               The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

               operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount.

               (L) CONCENTRATION OF CREDIT RISK

               The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash and cash equivalents.

               (M) NEW ACCOUNTING PRONOUNCEMENTS

               The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 1999. The Company believes that its future adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                  KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES
------------------------------------------------------------

The following is a summary of notes receivable at September 30, 1998 and 1997:

                                                   1998              1997
                                                ---------         ---------
Note receivable - Shareholder, unsecured.
 Interest at 6%. Principal is due
 December 31, 1997                              $    -            $  7,000

Note receivable - Shareholder, unsecured.
 Interest at 6%. Principal is due
 December 31, 1997                                   -               7,000

Notes receivable - Shareholder, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest
 will be due, then annually on each
 subsequent June 30. Principal payments
 are due beginning December 31, 1998
 when one-fifth of the outstanding
 amount is due. Subsequent payments are
 due one-fifth each December 31 until
 February 26, 2002 when all outstanding
 principal and interest is due.                    70,400           49,600

Notes receivable - Shareholder, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest
 will be due, then annually on each
 subsequent June 30. Principal payments
 are due beginning December 31, 1998 when
 one-fifth of the outstanding amount is due.
 Subsequent payments are due one-fifth each
 December 31 until February 26, 2002 when all
 outstanding principal and interest is due.        62,400           49,600

Notes receivable - Related Party, unsecured.
 Interest at 6.625% is payable beginning
 June 30, 1998 when all accrued interest will
 be due, then annually on each subsequent
 June 30. Principal payments are due beginning
 December 31, 1998 when one-fifth of the
 outstanding amount is due. Subsequent payments
 are due one-fifth each December 31 until
 February 26, 2002 when all outstanding
 principal and interest is due.                    28,998           16,999


                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 2 - NOTES RECEIVABLE - SHAREHOLDERS AND RELATED PARTIES - CONTINUED
------------------------------------------------------------------------

                                                         1998             1997
                                                      --------          -------
Notes receivable - Related Party,
 unsecured. Interest at 6.625% is payable
 beginning June 30, 1998 when all accrued
 interest will be due, then annually on
 each subsequent June 30. Principal payments
 are due beginning December 31, 1998
 when one-fifth of the outstanding amount
 is due. Subsequent payments are due one-fifth
 each December 31 until February 26, 2002 when
 all outstanding principal and interest is due.        19,600             9,600

Note receivable - Shareholder, unsecured.
 Interest at 8%, principal and interest
 is payable in five annual installments of
 $38,250 beginning September 30, 1998. The
 note was prepaid through a portion of
 the year 2000                                        101,915           101,915
                                                    ---------         ---------

 Total Notes Receivable                               283,313           241,714

Less: Current maturities                               36,280            39,160
                                                    ---------         ---------

TOTAL NOTES RECEIVABLE - LESS CURRENT
-------------------------------------
  MATURITIES                                        $ 247,033         $ 202,554
  ----------                                        =========         =========


The aggregate amount of notes receivable maturing in each of the five years subsequent to September 30, 1998 is as follows:

For the year ending September 30,  1999               $  36,280
                                   2000                  61,695
                                   2001                  74,529
                                   2002                 110,809
                                                      ---------
                                                      $ 283,313
                                                      =========

NOTE 3 - PREFERRED STOCK
------------------------

               The Company has authorized the issuance of 5,000,000 shares of preferred stock. The 1,000,000 shares of preferred stock issued in connection with the Big Tex business combination discussed in Note 1 (B) are convertible to common stock. The preferred stock also has 3 to 1 voting rights over all common stock.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

               (A) LEASES

               On October 8, 1998 the Company, as subtenant, entered into a sublease agreement with the existing tenant commencing on October 15, 1998. The term of the sublease is through and including the end of the original term of the tenant's lease of the premises, which is August 20, 2000. The monthly rent on this sublease is $1,512 through August 20, 1999 at which time it will increase to $1,579 a month until August 20, 2000. Future annual minimum rentals under this sublease agreement are as follows:

               YEARS ENDING
               SEPTEMBER 30             AMOUNT
               ------------            --------
                   1999                $ 16,632
                   2000                  17,369


               (B) LEGAL ACTIONS

               In the normal course of business, there may be various legal actions and proceedings pending which seek damages against the Company. Management believes that the amount, if any, that may result from these claims, will not have a material adverse effect on the financial statements.

               (C) SECURITIES AND EXCHANGE COMMISSION INFORMAL INQUIRY

               In August 1998, the Securities and Exchange Commission ("SEC") began an informal inquiry relating to the sales of shares of the Company in 1996 and 1997 to the former shareholders of Kanakaris InternetWorks, Inc. ("KIW") (See Note 1(A), (B) and (C)). Approximately 6,000,000 shares were sold to investors of KIW. Named in the inquiry as defendants are the Company and its President and Vice President. Settlement negotiations have been conducted with the SEC during 1999 and it is the opinion of counsel that the Company, its executives and the SEC will accept the following settlement: Without admitting or denying any wrong doing, the Company and its executives will consent to a permanent injunction enjoining them from engaging in acts which constitute, among other things violations of Section 17(a)(1) 2 OR 3 of the Securities Act of 1933. In addition Company counsel advises that the proposed settlement would not carry any civil penalties.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES - (CONT'D)
-------------------------------------------------

               (D) YEAR 2000 ISSUES

               The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

               The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and determined that the accounting software is Year 2000 compliant. All internal management software is Microsoft based and management continually monitors the Year 2000 status of such software. Management has verified Year 2000 status with its primary vendors and has not identified any Year 2000 issues with those vendors. Costs of investigating internal and external Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues on the Company will not have a material effect on the Company's future financial position or results of operations.

               In addition to the effect of Year 2000 issues on the Company's accounting and management systems, Year 2000 issues may effect the Company's products as the products are primarily computer related. The Company's products have been developed and tested with regard to Year 2000 compliance. All products were deemed to be Year 2000 compliant. The costs of such development and testing and validating were minimal and absorbed as part of the Company's normal quality control procedures.

NOTE 5 - PRIVATE PLACEMENT
--------------------------

               June 15, 1998, the Company prepared an Offering Memorandum under Securities and Exchange Commission exemptions from Registration provided by Section 3 (b) Regulation D and Rule 504 promulgated thereunder to raise $625,000 by offering shares of the Company's common stock. The offering was terminated on September 28, 1998 and the Company raised $471,024 from such offering. (Also See Note 6 (D)).

              KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                  (FORMERLY KANAKARIS INTERNETWORKS, INC.
                              AND SUBSIDIARY)
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     AS OF SEPTEMBER 30, 1998 AND 1997
                     ---------------------------------

NOTE 6 - SUBSEQUENT EVENTS
--------------------------

               (A)  LETTER OF INTENT

               On January 26, 1999, the Company entered into a Letter of Intent with Timothy L. Waller to develop, design, and maintain two Real Estate Web Sites: (1) www.brea.com (Bank Real Estate Auctions) is intended to be used to sell bank owned real estate via the internet in an auction like atmosphere and (2) www.fsbomls.com (For Sale By Owner Multiple Listing Service) is intended to enable real estate owners to market and sell their property without the services of a professional real estate broker. The two parties agreed to sign a formal agreement within 120 days from the date of the Letter of Intent.

               (B)  LICENSE AGREEMENT

               On February 18, 1999, the Company entered into a License Agreement ("Agreement") with ION Systems, Inc. ("ION"), a Missouri corporation. The Agreement is through December 31, 2004, and thereafter will be renewed automatically for additional renewal terms of five years each, ending on December 31 of each fifth year. Under the terms of the Agreement, ION grants to the Company a license to use its products, the E*Web and the X*Maker computer software enabling the secure downloading and viewing of web sites, for or in connection with the Company's web sites. The two parties agreed that the software may be used solely for the publishing, displaying, promoting, marketing, offering and selling for a fee of certain specified book categories as well as of products or services listed in the books published. The aforementioned activities are meant to be offered directly to customers and end users using the facilities of a web site. No geographic or territorial restrictions apply to the use of the software. At the option of the Company to be exercised until August 30, 1999, the license with regard to E*Web shall be exclusive to the Company for a license fee of $1,000,000. The agreed fee for each book conversion performed by ION will be $100, and the royalties for each book sale and product sale shall be 12% and 5%, respectively, of the gross revenue. Furthermore, ION shall have the right to buy 100,000 shares of the Company's common stock at a price of $0.30 per share one time at any time between June 1, 1999 and December 31, 2005.

               The Company did not exercise the exclusive $1,000,000 license option it had with ION under the terms of this agreement.

               (C) REVOLVING LINE OF CREDIT

               On February 25, 1999, the Company signed a Memorandum of Understanding ("Memorandum") with Alliance Equities Inc. ("Alliance"), a Florida-based venture capital firm. The

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 6 - SUBSEQUENT EVENTS - (CONT'D)
-------------------------------------

               two parties agreed to sign a final agreement within 14 days from the date of the Memorandum. Under the terms of the Memorandum, Alliance will make available a $5 million revolving line of credit in order to enable the Company to pursue current Internet opportunities, commerce development, and a possible stock buy back program. The two parties agreed that the indebtedness may be paid back by the Company either with cash or the issuance of stock. Any money advanced to the Company by Alliance in the interim of signing the final agreement will be returned if no final agreement can be reached. Furthermore, the two parties agreed that Alliance will continue its ongoing consulting services to the Company including, but not limited to, strategic growth advice and introductions, marketing advice, and business ideas. Alliance will be compensated for these services at the option of the Company either in cash, or through the issuance of stock or credit towards the purchase of stock.

               (D) OFFERING MEMORANDUMS

               On December 3, 1998 and February 18, 1999 the Company completed two offerings under the Securities and Exchange Commission Regulation D, Rule 504. In the first offering, 3,333,333 shares were sold to two investors at $.06 per share for a total of $200,000. In the second offering 470,000 shares were sold to one investor at $.50 per share for a total of $235,000.

               (E)  AGREEMENT AND SETTLEMENT

               As a result of certain actions by its former securities attorney, which led, among other things, to the Company's recognition of a bad debt in the amount of $300,000, the Company entered into a settlement agreement with the former attorney and received a $250,000 non-interest bearing promissory note dated February 3, 1999. The note is payable in monthly installments of $20,833 commencing February 15, 1999.

               The Company is negotiating with its former attorney relating to a further financial settlement concerning the actions of the attorney and others.

               Should the Company's efforts to informally resolve these matters prove to be unsuccessful, the Company intends to vigorously pursue its claims, and has had preliminary discussions with new legal counsel relating to the matter.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (FORMERLY KANAKARIS INTERNETWORKS, INC.
                                 AND SUBSIDIARY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF SEPTEMBER 30, 1998 AND 1997
                        ---------------------------------

NOTE 7 - BUSINESS COMBINATION - UNAUDITED PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------

               The following unaudited pro forma financial information for the Company gives effect to the Desience acquisition as if it occurred on October 1, 1996. (See Note 1(B)) These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

               The accompanying financial statements for the year ended September 30, 1998, include the operations of Desience for the entire year from October 1, 1997 to September 30, 1998.

                   PROFORMA CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                             Desience         Kanakaris
                           Corporation     Communications,
                           Year ended     2/25/97 (Inception)   Proforma
                             9/30/97          to 9/30/97        adjustment    Consolidated
                          ------------    -------------------   ----------    -------------

Revenue                   $ 1,409,408       $     8,475                        $ 1,417,883
                          ------------      ------------                       ------------

Cost of Revenues              879,821                 0                            879,821
General &
 Administrative               358,209           774,356          21,290          1,153,855
                          ------------      ------------                       ------------

                            1,238,030           774,356          21,290          2,033,676
                          ------------      ------------                       ------------

Net Income (loss)         $   171,378         ($765,881)                         ($615,793)
                          ============      ============                       ============

Net Loss per common share                                                          ($0.220)

Weighted Average shares outstanding                                              2,802,154

Proforma Adjustment:
 Amortization Goodwill      $319,344
 15 year amortization-
 per yr                       21,290


                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                   (UNAUDITED)


ASSETS

Current assets:
   Cash and cash equivalents                                       $    141,572
   Accounts receivable                                                   46,428
   Inventories                                                              250
   Advances to suppliers                                                    700
   Current maturities of notes receivable -
      shareholders and related parties                                   61,695
   Interest receivable                                                    4,807
   Prepaid expenses                                                      36,477
                                                                   -------------

           TOTAL CURRENT ASSETS                                         291,929
                                                                   -------------

Property and equipment, net of accumulated
   depreciation and amortization                                         37,144
                                                                   -------------

Other assets:
   Notes receivable - shareholders and
      related parties - noncurrent                                      123,644
   Organization costs - net                                               1,300
   Security deposits                                                        700
   Goodwill - net of amortization                                       337,865
                                                                   -------------

           TOTAL OTHER ASSETS                                           463,509
                                                                   -------------

           TOTAL ASSETS                                            $    792,582
                                                                   =============

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                   (UNAUDITED)


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                           $    908,778
   Convertible debentures                                               957,500
   Notes payable                                                         35,000
   Due to former shareholder of subsidiary                               74,441
   Other accrued liabilities                                             12,837
                                                                   -------------

           TOTAL CURRENT LIABILITIES                                  1,988,556

Long-term liabilities:
   Royalties payable                                                     46,526
                                                                   -------------

           TOTAL LIABILITIES                                          2,035,082
                                                                   -------------

Stockholders' (deficiency) equity:
   Preferred stock, $0.01 par value; 5,000,000 shares
       authorized; 1,000,000 Class A Convertible issued
       and outstanding                                                   10,000
   Common stock, $0.001 par value; 100,000,000
       shares authorized; 27,520,050 issued and
       outstanding                                                       27,520
   Additional paid-in capital                                         9,003,584
   Accumulated deficit                                              (10,080,424)
   Less subscription receivable
       (1,260,000 shares, common)                                        (1,260)
   Less cost of treasury stock
       (99,024 shares, common)                                         (201,920)
                                                                   -------------

           TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY                   (1,242,500)
                                                                   -------------

TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIENCY) EQUITY                                  $    792,582
                                                                   =============


                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                   (UNAUDITED)

                                                                 1999                 1998
                                                            ---------------     ---------------
Net sales                                                   $       93,588      $      227,255

Cost of sales                                                       67,830             124,988
                                                            ---------------     ---------------

           GROSS PROFIT                                             25,758             102,267
                                                            ---------------     ---------------

Operating expenses:
   Executive compensation                                           98,112              26,905
   Salaries                                                         42,325              53,595
   Employee benefits                                                 1,622                 -
   Payroll taxes                                                    11,148               3,011
   Consulting fees                                               1,065,480              11,000
   Royalties                                                         2,333              12,943
   Travel and entertainment                                         35,249               1,791
   Telephone and utilities                                          12,652               6,914
   Marketing and investment costs                                  211,175                 701
   Professional fees                                               216,713              24,500
   Rent                                                              7,899               8,565
   Office and other expenses                                        17,607              14,806
   Equipment rental and expense                                        953               1,315
   Insurance                                                         7,539               8,407
   Depreciation and amortization                                    10,495               7,731
   Taxes - other                                                     2,400                 -
   Bank charges                                                        661                 663
                                                            ---------------     ---------------

           TOTAL OPERATING EXPENSES                              1,744,363             182,847
                                                            ---------------     ---------------

       Loss before interest and other income                    (1,718,605)            (80,580)

       Interest and other income                                     2,321               3,004
                                                            ---------------     ---------------

       Net loss                                             $   (1,716,284)     $      (77,576)
                                                            ===============     ===============

       Net loss per common share -
          basic and diluted                                 $         (.06)     $         (.01)
                                                            ===============     ===============

       Weighted average common shares
          outstanding - basic and diluted                       26,811,483          19,080,612
                                                            ===============     ===============


                         KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                            (UNAUDITED)

                                                                      1999                 1998
                                                                 ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                      $   (1,716,284)     $      (77,576)
   Adjustments to reconcile net loss
       to net cash used in operating activities:
           Amortization of goodwill                                       6,563               6,059
           Depreciation and amortization                                  3,932               1,672
           Consulting, incurred in exchange for common stock          1,029,400                 -
           Changes in assets and liabilities
                (Increase) decrease in:
                   Accounts receivable                                  107,832               7,582
                   Inventory                                               (250)             (2,084)
                   Prepaid expenses                                      24,336              (1,390)
                   Advances to suppliers                                   (700)              7,139
                   Interest receivable                                   (2,403)             (3,004)
                Increase (decrease) in:
                   Accounts payable and accrued expenses                (24,432)             13,708
                   Royalties payable                                     53,240              15,785
                   Customer deposits                                        -                (5,983)
                   Other current liabilities                             12,837                  26
                                                                 ---------------     ---------------

           Net cash used in operating activities                       (506,079)            (40,908)
                                                                 ---------------     ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                   (10,306)                -
   Decrease in notes receivable -
      shareholders and related parties                                   61,694                 -
   Decrease in security deposits                                            700                 -
                                                                 ---------------     ---------------

           NET CASH PROVIDED BY (USED IN)
           INVESTING ACTIVITIES                                          52,088                 -
                                                                 ---------------     ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from (payment of) notes payable                              35,000              (2,275)
   Proceeds from convertible debt                                       337,500              59,400
   Proceeds from sale of common stock                                       136                 -
   Proceeds from additional paid in capital                              67,864                 -
                                                                 ---------------     ---------------

           TOTAL FROM FINANCING ACTIVITIES                              440,500              57,125
                                                                 ---------------     ---------------

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998
                                   (UNAUDITED)

       Net (decrease) increase in cash
              and cash equivalents                               $      (13,491)    $       16,217

Cash and cash equivalents, beginning of period                          155,063              5,415
                                                                 ---------------     ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $      141,572      $      21,632
                                                                 ===============     ===============



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended December 31, 1999, the Company issued 1,426,000 shares of common stock for consulting services having a fair value of $1,029,400.



                                                              KANAKARIS COMMUNICATIONS, INC.
                                               CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                      FOR THE THREE MONTHS ENDED DECEMBER 31, 1999



                         Common Stock       Preferred Stock     Additional
                     --------------------  -------------------    Paid-In     Accumulated    Treasury     Stock
                       Shares     Amount    Shares     Amount     Capital       Deficit        Stock   Subscriptions   Total
                     ----------  --------  ---------  --------  -----------  -------------  -----------  ---------  ------------
Balances
September 30, 1999   25,958,050  $ 25,958  1,000,000  $ 10,000  $ 7,907,746  $ (8,364,140)  $ (201,920)  $ (1,260)  $  (623,616)

 Stock issued for
   cash:                136,000      136         -         -         67,864           -            -          -          68,000

 Stock issued for:

   Consulting fees    1,401,000    1,401         -         -      1,009,249           -            -          -       1,010,650

   Professional
     services            25,000       25         -         -         18,725           -            -          -          18,750

 Net (loss) for the
 three months ended
 December 31, 1999          -         -          -         -            -      (1,716,284)         -          -       (1,716,284)
                     ----------  --------  ---------  --------  -----------  -------------  -----------  ---------  ------------

BALANCES
DECEMBER 31, 1999    27,520,050  $ 27,520  1,000,000  $ 10,000  $ 9,003,584  $(10,080,424)  $ (201,920)  $ (1,260)  $(1,242,500)
                     ==========  ========  =========  ========  ===========  =============  ===========  =========  ============

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

Basis of presentation
---------------------

The condensed financial statements included herein have been prepared by Kanakaris Communications, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading when read in conjunction with the Company's financial statements for the year ended September 30, 1999. The financial information presented reflects all adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the three months ended December 31, 1999 are not necessarily indicative of the results to be expected for the full year ending September 30, 2000, or any other period.

Business Organization and Activity
----------------------------------

The Company was incorporated in the State of Nevada on November 1, 1991. The Company develops and supplies internet products, for electronic commerce, and operates a subsidiary which designs and installs modular consoles.

Business Combinations
---------------------

On October 10, 1997 (the "Acquisition Date"), Kanakaris InternetWorks, Inc. ("KIW") consummated a Stock Purchase Agreement with the shareholder (the "Seller") of Desience Corporation ("Desience") to purchase 10,000 common shares representing 100% of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience subsequent to the acquisition date, to be paid monthly for as long as Desience remains in business or its products are sold. Pursuant to APB 16, since the seller has no continuing affiliation with the Company, the 4% royalty is accounted for as an increase to goodwill at the date the amount is determinable. In addition, the Seller shall receive five percent of funds which are to be allocated to Desience arising from KIW's next securities offering as a non-refundable advance on the royalty. KIW will hold harmless the Seller from any claims, causes of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly-owned subsidiary of KIW.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

On November 25, 1997, KIW and its stockholders (the ("Stockholders") consummated an acquisition agreement with Big Tex Enterprises, Inc. ("Big Tex"), an inactive public shell with no recent operations at that time, whereby the shareholders sold all of their preferred and common stock, which represented 100% of KIW's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common, 1,000,000 preferred) of Big Tex's restricted stock, representing 66.67% of the issued and outstanding common stock and 100% of the issued and outstanding preferred stock of Big Tex, aggregating 75% of the total voting rights (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but had been inactive since 1991. Immediately following the exchange, the Company changed its name to Kanakaris Communications, Inc.

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary Kanakaris InternetWorks, Inc., and Kanakaris InternetWorks, Inc.'s wholly-owned subsidiary, Desience Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Earnings Per Share
------------------

Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share".

Note Payable
------------

As of December 31, 1999, the Company had a $35,000 note payable to an officer. Interest accrues at 5% annually. Principal and accrued interest due January 2002.

Letters of Intent
-----------------

On November 1, 1999 the Company signed a Memorandum of Understanding with SyCoNet.Com, Inc. ("SyCoNet"). SyCoNet will make available all properties which it has internet online distribution rights to, both now and in the future, for direct over-the internet delivery by the Company. The Company will incur encoding and bandwidth charges for those properties which it exercises its option to deliver over the internet, and will pay SyCoNet 70% of the online access gross fees and 25% of the product specific gross advertising fees pertaining to this product.

On November 9, 1999, the Company signed a Memorandum of Understanding with Lain International ("Lain"). Lain will make available all Spanish language, Spanish dubbed and Spanish sub-titled films for which it has internet distribution rights to the Company. The Company will create a KKRS web channel devoted exclusively to these titles. The Company will maintain web visit status, accounting, and will pay Lain its royalties on at least a quarterly basis, an amount of 50% of the gross share of advertising, subscription and pay-per-view fees for the channel devoted to Lain films, minus 50% of encoding, bandwidth and advertising charges.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

Internet Data Center Services Agreements
----------------------------------------

On November 17, 1999, and effective December 7, 1999, the Company entered into an agreement with Microsoft Corporation ("Microsoft"). Microsoft will assist the Company with the development of an audio/video enhanced Website which delivers timely and relevant audiovisual content using Windows Media Technologies in a broadband network intrastructure.

On October 21, 1999, the Company entered into an agreement with eConnect to enter into a joint venture and strategic alliance to be called Internet Cash Programming (ICP). ICP will provide the consumer with the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card payments. ICP will be formed as a Nevada Corporation and will authorize 1,000,000 shares of stock of which the Company will receive 400,000 shares and eConnect will receive 400,000 shares. It is anticipated that the Company will have managing control of ICP.

Subsequent Events
-----------------

In 1999, the Company filed a complaint in the Los Angeles Superior Court against its former securities attorney. In January of 2000, the complaint was settled for $250,000 receivable over a 3 year period of which $30,000 has been received. All amounts due on this matter were reserved as uncollectable as of September 30, 1999.

In January 2000, holders of all of the Company's then outstanding 10% Convertible Subordinated Debentures converted their debentures into an aggregate of 1,783,334 shares of the Company's common stock.

The Company signed an agreement with ValueClick in January of 2000 whereby ValueClick will drive advertisers to the Kanakaris web site. The Company will receive $.20 each time a customer clicks on a ValueClick-served ad. The Company will also receive $.03 per click whenever a customer clicks on a KKRS-referred web site.

In February 2000, the Company issued $1,000,000 of its 10% Convertible Subordinated Debentures due February 1, 2001 to three accredited investors. Net proceeds to the Company after the payment of finders' fees and prior to the payment of any other related offering expenses was $870,000.

In February 2000, the Company entered into an agreement with Wave Systems Corp., which provides the transactional capability to enable the Company to implement the subscription and pay-per-view revenue collection portion of its Internet-based business plan.

                 KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)

Segment Information
-------------------

For The Three Months Ended December 31

                                 Internet          Modular
                                 Commerce          Consoles          Total
                                 --------          --------          -----

1999
Revenues                      $       278         $  93,310     $    93,588
Segment Profit (Loss)          (1,696,803)          (19,481)     (1,716,284)
Total Assets                      666,243           126,339         792,582
Additions To Long-
  Lived Assets                      9,724               582          10,306
Depreciation And                    9,730               765          10,495
  Amortization

1998
Revenues                      $    25,106         $ 202,149     $   227,255
Segment Profit (Loss)             (54,403)          (23,173)        (77,576)
Total Assets                      638,946           155,326         794,272
Additions To Long-                    -                 -                 -
  Lived Assets
Depreciation And                    7,181               550           7,731
  Amortization

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF KANAKARIS COMMUNICATIONS, INC.
(FORMERLY DESIENCE CORPORATION)


We have audited the accompanying balance sheet of KANAKARIS COMMUNICATIONS, INC. (FORMERLY DESIENCE CORPORATION), as of September 30, 1997, 1996, and 1995 and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KANAKARIS COMMUNICATIONS, INC. (FORMERLY DESIENCE CORPORATION) as of September 30, 1997, 1996, and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                               /s/ Tanner + Co.



Salt Lake City, Utah
January 14, 1998


                                                              KANAKARIS COMMUNICATIONS, INC.
                                                                               BALANCE SHEET

                                                                               SEPTEMBER 30,
--------------------------------------------------------------------------------------------

         ASSETS                                            1997         1996         1995
         ------                                      ---------------------------------------

Current assets:
     Cash                                            $     60,930 $      8,489 $      3,597
     Accounts receivable                                   56,774       81,110       29,053
     Inventories                                            8,688       17,430       14,348
     Prepaid expenses                                      11,846        6,539        1,374
                                                     ---------------------------------------

                  Total current assets                    138,238      113,568       48,372

Property and equipment, net                                 9,838       12,585       17,655
Related party advances                                          -      387,000      380,000
Other assets                                                  700        3,000        3,000
                                                     ---------------------------------------

                  Total assets                       $    148,776 $    516,153 $    449,027
                                                     =======================================

--------------------------------------------------------------------------------------------

         LIABILITIES AND STOCKHOLDER'S DEFICIT
         -------------------------------------

Current liabilities:
     Accounts payable                                $    389,792 $    416,525 $    437,708
     Current portion of long-term debt                          -       70,629       72,427
     Accrued payroll                                            -      331,846           82
     Accrued expenses                                       9,729          348      276,635
     Deferred revenue                                      68,598      187,526      118,761
                                                     ---------------------------------------

                  Total current liabilities               468,119    1,006,874      905,613
                                                     ---------------------------------------

Commitments and contingencies                                   -            -            -

Stockholder's deficit:
     Common stock, $.01 par value, 5,000,000
       shares authorized; 10,000 shares
       issued and outstanding                                 100          100          100
     Accumulated deficit                                 (319,443)    (490,821)    (456,686)
                                                     ---------------------------------------

                  Total stockholder's deficit            (319,343)    (490,721)    (456,586)
                                                     ---------------------------------------

                  Total liabilities and
                  stockholder's deficit              $    148,776 $    516,153 $    449,027
                                                     =======================================

--------------------------------------------------------------------------------------------

See accompanying notes to financial statements.


                                                                   KANAKARIS COMMUNICATIONS, INC.
                                                  STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                        YEARS ENDED SEPTEMBER 30,

-------------------------------------------------------------------------------------------------

                                                           1997           1996           1995
                                                     --------------------------------------------

Revenue:
     Net sales                                       $   1,260,979  $   1,193,084  $   1,688,832
     Installation                                           79,936         76,678        135,042
     Freight                                                68,493         54,976        104,966
                                                     --------------------------------------------

              Total revenue                              1,409,408      1,324,738      1,928,840
                                                     --------------------------------------------

Cost and expenses:
     Cost of sales                                         879,821        807,837      1,157,810
     General and administrative                            421,093        535,097        658,374
                                                     --------------------------------------------

                                                         1,300,914      1,342,934      1,816,184
                                                     --------------------------------------------

Income (loss) from operations                              108,494        (18,196)       112,656

Other income (expense):
     Interest expense                                       (6,316)       (15,139)       (38,699)
     Forgiveness of payables                                70,000              -              -
                                                     --------------------------------------------

              Income (loss) before income taxes            172,178        (33,335)        73,957

Provision for income taxes - current                          (800)          (800)          (800)
                                                     --------------------------------------------

              Net income (loss)                            171,378        (34,135)        73,157

Accumulated deficit beginning of year                     (490,821)      (456,686)      (529,843)
                                                     --------------------------------------------

Accumulated deficit end of year                      $    (319,443) $    (490,821) $    (456,686)
                                                     ============================================

Earnings (loss) per common and common
  equivalent share                                   $       17.14  $       (3.41) $        7.32
                                                     ============================================

Weighted average number of common and
  common equivalent shares                                  10,000         10,000         10,000
                                                     ============================================

-------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.



                                                                       KANAKARIS COMMUNICATIONS, INC.
                                                                              STATEMENT OF CASH FLOWS

                                                                            YEARS ENDED SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------

                                                             1997            1996           1995
                                                       ----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                 $      171,378  $      (34,135) $      73,157
     Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:
         Depreciation                                           3,405           5,070          7,600
         Loss on disposal of property and
           equipment                                               92               -              -
         Decrease (increase) in:
              Accounts receivable                              24,336         (52,057)       121,386
              Inventories                                       8,742          (3,082)         8,683
              Prepaid expenses                                 (5,307)         (5,165)         1,119
              Other assets                                      2,300               -              -
         Increase (decrease) in:
              Accounts payable                                143,205         (21,183)      (101,212)
              Deferred revenue                               (118,928)         68,765         32,648
              Accrued payroll                                (122,877)         55,211         64,136
              Accrued liabilities                               9,383             266        (24,138)
                                                       ----------------------------------------------

                  Net cash provided by
                  operating activities                        115,729          13,690        183,379
                                                       ----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES-
     purchase of property and equipment                          (750)              -              -
                                                       ----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Related party advances                                     8,091          (7,000)       (64,000)
     Payment of notes payable                                 (70,629)         (1,798)      (123,376)
                                                       ----------------------------------------------

                  Net cash used in
                  financing activities                        (62,538)         (8,798)      (187,376)
                                                       ----------------------------------------------

                  Net increase (decrease) in cash              52,441           4,892         (3,997)

Cash, beginning of year                                         8,489           3,597          7,594
                                                       ----------------------------------------------

Cash, end of year                                      $       60,930  $        8,489  $       3,597
                                                       ==============================================

-----------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS

                                              SEPTEMBER 30, 1997, 1996, AND 1995

--------------------------------------------------------------------------------

1.   SUMMARY OF     ORGANIZATION AND NATURE OF BUSINESS
     SIGNIFICANT    Kanakaris Communications, Inc. (formerly known as Desience
     ACCOUNTING     Corporation) was incorporated in California in 1984. The
     POLICIES       Company changed its name to Kanakaris Communications, Inc.
                    from Desience Corporation on October 20, 1997. See note 12.
                    The Company designs and installs trading desks for the investment industry. The Company has supplied Operation
                    Console (OPCON) modular systems to data and network centers worldwide. The Company assists in the planning process by providing a blueprint floor plan of OPCON layouts and oversees the product manufacturing and the installation processes.


                    CASH EQUIVALENTS
                    For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.


                    INVENTORIES
                    Inventories consisting of parts and finished goods are recorded at the lower of cost or market, cost being determined on a first-in, first-out (FIFO) method.


                    PROPERTY, PLANT AND EQUIPMENT
                    Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on capital leases and property, plant and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property, plant and equipment are reflected in net income.


                    REVENUE RECOGNITION
                    Revenue is recognized upon shipment of product or performance of services.


                    INCOME TAXES
                    Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to depreciation.

                    EARNINGS PER SHARE
                    Earnings per share are based upon the weighted average of the 10,000 shares outstanding for each year.

--------------------------------------------------------------------------------

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       Continued

--------------------------------------------------------------------------------

1.   SUMMARY OF    CONCENTRATION OF CREDIT RISK
     SIGNIFICANT   Financial instruments which potentially subject the Company
     ACCOUNTING    to concentration of credit risk consist primarily of trade
     POLICIES      receivables. In the normal course of business, the Company
     Continued     provides credit terms to its customers. Accordingly, the
                   Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.


                   The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.


                   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   PROPERTY AND  Property and equipment consist of the following at cost:
     EQUIPMENT

                                                  SEPTEMBER 30,
                                  --------------------------------------------
                                        1997           1996           1995
                                  --------------------------------------------

          Leasehold improvements  $         750  $      15,523  $      15,523
          Furniture and fixtures        272,796        276,472        276,472
                                  --------------------------------------------

                                        273,546        291,995        291,995
          Less accumulated
          depreciation and
          amortization                 (263,708)      (279,410)      (274,340)
                                  --------------------------------------------

                                  $       9,838  $      12,585  $      17,655
                                  ============================================

--------------------------------------------------------------------------------

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       Continued

--------------------------------------------------------------------------------



3.   LONG-TERM     Long-term debt consists of the following:
     DEBT
                                                    SEPTEMBER 30,
                                       ---------------------------------------
                                           1997         1996           1995
                                       ---------------------------------------
                    8% note payable
                    to a company
                    requiring monthly
                    payments of
                    $7,513 including
                    interest. This
                    note was not paid
                    in accordance
                    with its terms,
                    secured by
                    security
                    agreement          $         -  $    70,629  $     72,427
                                       ---------------------------------------

                    Less current portion         -      (70,629)      (72,427)
                                       ---------------------------------------

                    Long-term debt     $         -  $         -  $          -
                                       =======================================


4.   RELATED        The Company had amounts due from the stockholder for the
     PARTY          years ending September 30, 1996 and 1995. As a result of the
     TRANSACTIONS   death of the stockholder in June of 1997, the amounts of
                    stockholder advances were eliminated by offsetting the amount due with certain liabilities. The liabilities included approximately $6,000 of business/personal expenses of the stockholder, $79,000 of special borrowings (notes payable), $85,000 of an old note payable, and approximately
                    $209,000 of accrued compensation which an employee has agree to forego.


                    Included in general and administration expenses is $52,500, $53,000, and $55,000 for the years ending September 30, 1997, 1996, and 1995, respectively, for services provided by the stockholder.

--------------------------------------------------------------------------------

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       Continued

--------------------------------------------------------------------------------

5.   INCOME         The current provision for income taxes represents federal
     TAXES          income taxes and includes taxes withheld on royalties by
                    foreign countries.


                    The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to income before provision for income taxes for the following reasons:


                                                    SEPTEMBER 30,
                                    --------------------------------------------
                                         1997          1996           1995
                                    --------------------------------------------

     Federal income tax (benefit)
       provision at statutory rate  $      56,000  $     (11,000) $      24,000
     State taxes                           12,800         (1,200)         5,800
     Change in valuation allowance        (68,000)        13,000        (29,000)
     Other
                                    --------------------------------------------

                                    $         800  $         800  $         800
                                    ============================================




                                                  SEPTEMBER 30,
                                    --------------------------------------------
                                        1997          1996           1995
                                    --------------------------------------------

     Net operating loss             $     128,000  $     796,000  $     183,000
     Valuation allowance                 (128,000)      (196,000)      (183,000)
     Accrued payroll                            -              -              -
                                    --------------------------------------------

                                    $           -  $           -  $           -
                                    ============================================


                    The Company has net operating loss carryover of approximately $318,000, which is available to offset future income taxes. They begin to expire in 2006. Since substantial changes in the Company's ownership have occurred, there will be an annual limitation of the amount of NOL carryforwards which can be utilized.

--------------------------------------------------------------------------------

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       Continued

--------------------------------------------------------------------------------

6.   PREFERRED      The Company is authorized to issued up to 1,000,000 shares
     STOCK          of $.01 par value preferred stock. The preferred stock can be issued under various series and terms. There was no preferred stock issued and outstanding at September 30, 1997, 1996, and 1995.


7.   FORGIVENESS    During 1997, an officer of the Company forgave the Company
     OF PAYABLES    of $70,000 of accrued salary payable from a previous year.


8.   SUPPLEMENTAL   During the year ended September 30, 1997:
     CASH FLOW
     INFORMATION    o  The Company reduced related party advances by $378,909, accounts payable by $5,938, notes payable by $164,000, and accrued payroll by $208,969.

                                                 YEAR ENDED
                                                SEPTEMBER 30,
                                 -----------------------------------------
                                      1997           1996         1995
                                 -----------------------------------------

                    Interest     $      6,316  $     15,139  $     38,699
                                 =========================================

                    Income taxes $        800  $        800  $        800
                                 =========================================


9.   FAIR VALUE OF  None of the Company's financial instruments are held for
     FINANCIAL      trading purposes. The Company estimates that the fair value
     INSTRUMENTS    of all financial instruments at September 30, 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

--------------------------------------------------------------------------------

                                                  KANAKARIS COMMUNICATIONS, INC.
                                                   NOTES TO FINANCIAL STATEMENTS
                                                                       Continued


--------------------------------------------------------------------------------


10.  COMMITMENTS    In the normal course of business, there may be various other
     AND            legal actions and proceedings pending which seek damages
     CONTINGENCIES  against the Company. Management believes that the amount, if any, that may result from these claims, will not have a material adverse effect on the financial statements.


11.  SIGNIFICANT    The Company purchases materials and inventory from two
     SUPPLIERS      significant suppliers. Purchases from these suppliers are as follows:

                    YEAR                   SUPPLIER A       SUPPLIER B
                    ----                ---------------------------------

                    1997                $        262,233 $        303,714
                    1996                $        299,173 $        234,875
                    1995                $        542,772 $        238,235



12.  SUBSEQUENT     NAME CHANGE
     EVENTS         On October 10, 1997, the Company entered into an agreement with Kanakaris Internet Works where all of the Company's shares were exchanged for a 4% royalty on gross sales that the Company has in perpetuity. The Company became a wholly-owned subsidiary of Kanakaris Internet Works. The
                    Company, on October 20, 1997, changed its name to Kanakaris
                    Communications, Inc. from Desience Corporation.


                    In addition, on November 25, 1997, the Company's new parent entered into an agreement where it was acquired by Big Tex Enterprises. As part of this agreement, Big Tex Enterprises changed its name to Kanakaris Communications, Inc.

--------------------------------------------------------------------------------
                                      F-68

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only when it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                            ------------------------

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Risk Factors...............................................................  2
Forward-Looking Statements.................................................  5
Use of Proceeds............................................................  6
Price Range of Our Common Stock............................................  6
Dividend Policy............................................................  6
Capitalization.............................................................  7
Selected Consolidated Financial Data.......................................  8
Management's Discussion and Analysis of Financial Condition and
  Results of Operations....................................................  9
Business................................................................... 13
Management................................................................. 24
Principal and Selling Security Holders..................................... 26
Plan of Distribution....................................................... 28
Description of Convertible Debentures...................................... 29
Certain Relationships and Related Transactions............................. 30
Description of Capital Stock............................................... 32
Transfer Agent and Registrar............................................... 33
Legal Matters.............................................................. 33
Experts.................................................................... 34
Change in Independent Accountants.......................................... 34
Where You Can Find More Information........................................ 34
Index to Financial Statements.............................................. F-1

                            ------------------------


                                2,568,046 Shares




                                    KANAKARIS
                              COMMUNICATIONS, INC.




                                  COMMON STOCK



                                -----------------
                                   PROSPECTUS
                                -----------------



                                           , 2000

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, do not expressly limit the liability of our company's directors for monetary damages. However, our Bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of our company or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as our company's representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

         Our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by our company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by our company. Such right of indemnification is a contract right that is not exclusive of any other right such directors, officers or representatives may have, including rights under any bylaw, agreement, vote of shareholders, provision of law and any other rights.

         Our Bylaws provide further that our Board of Directors may cause our company to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not our company would have the power to indemnify such person.

         Certain of the selling security holders and our company each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration, including liabilities under the Securities Act of 1933, and to contribute to payments such persons may be required to make in respect thereof.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

          SEC registration fee.............................. $     997
          NASD filing fee...................................         0
          Printing and engraving expenses...................         *
          Legal fees and expenses...........................         *
          Blue Sky fees and expenses........................         *
          Accounting fees and expenses......................         *
          Miscellaneous.....................................         *
                                                             ----------

                Total....................................... $       *
                                                             ==========


All of the above expenses will be paid by the Registrant.

* To be provided by amendment.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.


         In June 1998, the Registrant issued an aggregate of 27,000 shares of common stock to two accredited investors in a private offering in exchange for $20,000 in cash.

         In June 1998, the Registrant issued 1,200 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In June 1998, the Registrant issued 98,800 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, the Registrant issued an 75,000 shares of common stock to one accredited investor in a private offering in exchange for cash.

         In July 1998, the Registrant issued 400,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered.

         In July 1998, the Registrant issued an aggregate of 13,313 shares of common stock to eleven individuals in private offerings in exchange for shares of Kanakaris InternetWorks, Inc.

         In August 1998, the Registrant issued 450,000 shares of common stock to three accredited investors in private offerings in exchange for cash.

         In August 1998, the Registrant issued 40,000 shares of common stock to one individual in a private offering in exchange for shares of Kanakaris InternetWorks, Inc.

         In December 1998, the Registrant issued an aggregate of 525,000 shares of common stock to one accredited investor in a private offering in exchange for $31,500 in cash.

         In January 1999, the Registrant issued an aggregate of 1,711,667 shares of common stock to two accredited investors in private offerings in exchange for $102,700 in cash.

         In January 1999, the Registrant issued 200,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,000.

         In February 1999, the Registrant issued 1,130,669 shares of common stock to one accredited investor in a private offering in exchange for $67,840 in cash.

         In February 1999, the Registrant issued 100,000 shares of common stock to one entity as consideration for the purchase of the domain name Netbook.com with an estimated value of $106,000.

         In March 1999, the Registrant issued 150,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $175,500.

         In April 1999, the Registrant issued 635,000 shares of common stock to two accredited investors in a private offering in exchange for $317,500 in cash.

         In April 1999, the Registrant issued 35,000 shares of common stock to one consultant in a private offering in exchange for services rendered with an estimated value of $91,875.

         In April 1999, the Registrant issued an aggregate of 416,100 shares of common stock to five consultants in a private offering, 406,000 shares of which were issued in exchange for services rendered with an estimated value of $583,625 and 10,100 shares of which were issued in satisfaction of certain accounts payable by the Registrant in the amount of $10,000.

         In June 1999, the Registrant issued an aggregate of 345,000 shares of common stock to five consultants in a private offering in exchange for services rendered with an estimated value of $452,640.

         In July 1999, the Registrant issued 50,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $53,125.

         In August 1999, the Registrant issued an aggregate of 255,000 shares of common stock to four investors in private offerings in exchange for $100,000 in cash.

         In August 1999, the Registrant issued an aggregate of 337,000 shares of common stock to six consultants in private offerings in exchange for consulting services rendered with an estimated value of $358,063.

         During August and September 1999, the Registrant issued an aggregate of $1,070,000 of its 10% Convertible Subordinated Debentures to four accredited investors in two private offerings. The net offering proceeds were approximately $998,500 in cash.

         In October 1999, the Registrant issued 25,000 shares of common stock in a private offering to one consultant in exchange for services rendered with an estimated value of $18,750.

         In November 1999, the Registrant issued an aggregate of 1,001,000 shares of common stock to two consultants in private offerings in exchange for consulting services rendered with an estimated value of $750,750.

         In December 1999, the Registrant issued an aggregate of 136,000 shares of common stock to four accredited investors in private offerings in exchange for $68,000 in cash

         In December 1999, the Registrant issued 400,000 shares of common stock to one consultant for consulting services rendered with an estimated value of $200,000.

         In January 2000, the Registrant issued an aggregate of 483,661 shares of common stock to seven consultants in private offerings in exchange for consulting services rendered with an estimated value of $724,032.

         In January 2000, the Registrant issued an aggregate of 1,783,334 shares of common stock to four accredited investors upon conversion of 10% convertible debentures.

         In January 2000, the Registrant issued 14,000 share of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, the Registrant issued 30,000 share of common stock upon partial exercise by a former employee of an option with an exercise price of $.25 per share.

         In February 2000, the Registrant issued 50,000 shares of common stock to one consultant in a private offering in exchange for consulting services rendered with an estimated value of $84,375.

         In February 2000, the Registrant issued an aggregate of $1,000,000 of 10% convertible debentures and accompanying warrants to purchase up to 300,000 shares of common stock to three accredited investors in a private offering. The net offering proceeds were approximately $870,000 in cash.

         Exemption from the registration provisions of the Securities Act of 1933 for the transactions described above is claimed under Section 4(2) of the Securities Act of 1933, among others, on the basis that such transactions did not involve any public offering and the purchasers were sophisticated with access to the kind of information registration would provide.


ITEM 27. EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------
         3.1................................         Articles of Incorporation of the Registrant filed with the
                                                     Nevada Secretary of State on November 1, 1991*

         3.2................................         Certificate of Amendment of Articles of Incorporation of
                                                     the Registrant filed with the Nevada Secretary of State on
                                                     June 26, 1997*

         3.3................................         Certificate of Amendment of Articles of Incorporation of
                                                     the Registrant filed with the Nevada Secretary of State on
                                                     November 26, 1997*

         3.4................................         Certificate of Amendment of Articles of
                                                     Incorporation of the Registrant filed with the
                                                     Nevada Secretary of State on March 3, 1999*

         3.5................................         Certificate of Designation of Class A Convertible
                                                     Preferred Stock of the Registrant filed with the Nevada
                                                     Secretary of State on March 9, 1999*

         3.6................................         By-Laws of the Registrant*

         4.1................................         Specimen Common Stock Certificate**

         4.2................................         Convertible Debenture Purchase Agreement dated as of
                                                     February 4, 2000 between the investors named therein
                                                     and the Registrant

         4.3................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of New Millenium Capital
                                                     Partners II, LLC

         4.4................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of AJW Partners, LLC

         4.5................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of Bank Insinger de
                                                     Beaufort

         4.6................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to New Millenium Capital
                                                     Partners II, LLC

         4.7................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to AJW Partners, LLC

         4.8................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to Bank Insinger de
                                                     Beaufort

         4.9................................         Stock Escrow and Security Agreement dated as of February 4,
                                                     2000 between the Registrant, Owen Naccarato and the investors named therein

         4.10...............................         Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named therein

         5.1................................         Opinion of Rutan & Tucker, LLP*****



                                      II-5

         10.1...............................         Stock Purchase Agreement dated as of October 10, 1997 by
                                                     and between Christel H. Uttenbogaart and Kanakaris
                                                     InternetWorks, Inc.**

         10.2...............................         Acquisition Agreement dated as of November 25, 1997 between
                                                     Big Tex Enterprises, Inc. and Kanakaris InternetWorks, Inc.**

         10.3...............................         Windows Media (TM) Technology Promotion Agreement dated
                                                     February 18, 1999 between Microsoft Corporation and the
                                                     Registrant**

         10.4...............................         GEO Publishing, Inc. WebRadio(TM) Webcasting Service
                                                     Agreement - Live 24/7 Audio Streaming dated June 15,
                                                     1999 between GEO Publishing Inc. and the Registrant**

         10.5...............................         Sublease Agreement dated as of October 8, 1999 by and between
                                                     Belfiore-Fitzgerald and the Registrant**

         10.6...............................         License Agreement dated as of February 18, 1999 between the
                                                     Registrant and ION Systems, Inc.**

         10.7...............................         First Amendment to License Agreement dated effective as of
                                                     March 22, 1999 by and between the Registrant and ION
                                                     Systems, Inc. **

         10.8...............................         Agreement dated October 21, 1999 between eConnect and the
                                                     Registrant**

         10.9...............................         Memorandum of Understanding dated November 1, 1999 by and
                                                     between SyCoNet.com Inc. and the Registrant**

         10.10..............................         Custom Content Service Agreement dated August 23, 1999 between
                                                     ScreamingMedia.Net, Inc. and the Registrant**

         10.11..............................         On-Line Classifieds/On-Line Auctions/On-Line Personals Internet
                                                     Content Provider Agreement dated effective August 1, 1999
                                                     between InXsys Broadcast Networks, Inc. and the Registrant**

         10.12..............................         Memorandum of Understanding dated February 25, 1999 between the Registrant and Alliance Equities**

         10.13..............................         Memorandum of Understanding dated April 7, 1999 between the
                                                     Registrant and Alliance Equities**

         10.14..............................         Promissory Note dated May 19, 1997 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.**

         10.15..............................         Promissory Note dated February 27, 1997 made by David Valenti in favor of Kanakaris InternetWorks, Inc.**

         10.16..............................         Promissory Note dated February 26, 1997 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.**

         10.17..............................         Promissory Note dated September 30, 1997 made by Alex
                                                     Kanakaris in favor of Kanakaris InternetWorks, Inc.**

         10.18..............................         Promissory Note dated April 7, 1997 made by John McKay in favor of Kanakaris InternetWorks, Inc.**

         10.19..............................         Promissory Note dated January 8, 1998 made by John McKay
                                                     in favor of Kanakaris InternetWorks, Inc.**

         10.20..............................         Promissory Note dated January 8, 1998 made by Alex Kanakaris in favor of Kanakaris InternetWorks, Inc.**

         10.21..............................         Promissory Note dated January 8, 1998 made by Branch Lotspeich in favor of Kanakaris InternetWorks, Inc.**

                                      II-6

         10.22..............................         Promissory Note dated January 8, 1998 made by David Valenti in favor of Kanakaris InternetWorks, Inc.**

         10.23..............................         Windows Media(TM) ICP Broadband Jumpstart Program Agreement
                                                     dated effective as of December 7, 1999 between the Registrant and Microsoft Corporation**

         10.24..............................         encoding.com Terms and Conditions and related purchase
                                                     orders****

         10.25..............................         Revolving Line of Credit Agreement dated as of December 10, 1999 by and between the Registrant and Alliance Equities****

         10.26..............................         Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris

         10.27..............................         Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich

         10.28..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Alex F. Kanakaris

         10.29..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Branch Lotspeich

         10.30..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and John R. McKay

         16.1...............................         Letter On Change in Certifying Accountant***

         21.1...............................         Subsidiaries of the Registrant**

         23.1...............................         Consent of Weinberg & Company, P.A., independent
                                                     certified public accountants

         23.2...............................         Consent of Weinberg & Company, P.A., independent certified public accountants

         23.3...............................         Consent of Tanner + Co., independent certified public
                                                     accountants

         23.4...............................         Consent of Rutan & Tucker, LLP (contained in the
                                                     opinion included as Exhibit 5.1

         24.1...............................         Power of Attorney (contained on the signature page to
                                                     this registration statement)

---------------

* Filed as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on August 10, 1999 (Registration No. 333-84909) and incorporated herein by reference.
** Filed as an exhibit to the Registrant's Amendment No. 1 to Form SB-2 filed with the Securities and Exchange Commission on November 19, 1999 (Registration No. 333-84909) and incorporated herein by reference
*** Filed as an exhibit to the Registrant's Amendment No. 2 to Form SB-2 filed with the Securities and Exchange Commission on November 24, 1999 (Registration No. 333-84909) and incorporated herein by reference.
**** Filed as an exhibit to the Registrant's Amendment No. 3 to Form SB-2 filed with the Securities and Exchange Commission on December 21, 1999 (Registration No. 333-84909) and incorporated herein by reference.
*****    To be filed by amendment.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

             (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on February 29, 2000.

                                       KANAKARIS COMMUNICATIONS, INC.

                                       By: /S/ ALEX F. KANAKARIS
                                          --------------------------------------
                                          Alex F. Kanakaris, Chairman of the
                                          Board, President and Chief Executive
                                          Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kanakaris Communications, Inc., a Nevada corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Alex Kanakaris and Branch Lotspeich, and each of them, their true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, including a Prospectus or an amended Prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                           DATE
        ---------                          -----                           ----
/S/ ALEX F. KANAKARIS              Chairman of the Board,             February 29, 2000
----------------------------       President, Chief Executive
Alex F. Kanakaris                  Officer, and Director
                                   (Principal Executive
                                   Officer)


/S/ BRANCH LOTSPEICH               Vice Chairman of the Board,        February 29, 2000
----------------------------       Secretary and Director
Branch Lotspeich


/S/ DAVID T. SHOMAKER              Acting Chief Financial             February 29, 2000
----------------------------       Officer (Principal Financial
David T. Shomaker                  Officer)


/S/ JOHN ROBERT MCKAY              Director                           February 29, 2000
----------------------------
John Robert McKay


                                      II-9


                                    EXHIBITS
         EXHIBIT NO.                                 DESCRIPTION
         -----------                                 -----------

         4.2................................         Convertible Debenture Purchase Agreement dated as of
                                                     February 4, 2000 between the investors named therein
                                                     and the Registrant

         4.3................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of New Millenium Capital
                                                     Partners II, LLC

         4.4................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of AJW Partners, LLC

         4.5................................         10% Convertible Debenture due February 1, 2001 made
                                                     by the Registrant in favor of Bank Insinger de
                                                     Beaufort

         4.6................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to New Millenium Capital
                                                     Partners II, LLC

         4.7................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to AJW Partners, LLC

         4.8................................         Stock Purchase Warrant dated as of February 4, 2000
                                                     issued by the Registrant to Bank Insinger de
                                                     Beaufort

         4.9................................         Stock Escrow and Security Agreement dated as of February 4,
                                                     2000 between the Registrant, Owen Naccarato and the investors named therein

         4.10...............................         Registration Rights Agreement dated as of February 4, 2000 by and between the Registrant and the investors named therein

         10.26..............................         Promissory Note dated January 7, 2000 made by the Registrant in favor of Alex F. Kanakaris

         10.27..............................         Promissory Note dated December 27, 1999 made by the Registrant in favor of Branch Lotspeich

         10.28..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Alex F. Kanakaris

         10.29..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and Branch Lotspeich

         10.30..............................         Non-Qualified Stock Option Agreement dated December 31,
                                                     1999 between the Registrant and John R. McKay

         23.1...............................         Consent of Weinberg & Company, P.A., independent
                                                     certified public accountants

         23.2...............................         Consent of Weinberg & Company, P.A., independent certified public accountants

         23.3...............................         Consent of Tanner + Co., independent certified public
                                                     accountants


                                      II-10